Exhibit 10.1

EXECUTION VERSION

INVESTMENT AGREEMENT

This Investment Agreement is dated as of November 4, 2014 (the “Execution Date”), by and among NewStar Financial, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

WHEREAS, the Purchasers desire to purchase and the Company desires to sell, subject to terms and conditions stated in this Agreement, up to a maximum of $300,000,000 aggregate principal amount of the Company’s subordinated notes in the form of Exhibit A attached hereto (the “Subordinated Notes”) and warrants in the form of Exhibit B attached hereto (the “Warrants”) to purchase 12,000,000 shares of Common Stock (as defined below) in two tranches of Warrants to purchase 9,500,000 shares and 2,500,000 shares, respectively; provided, however, that (i) the Company will sell and the Purchasers will purchase, subject to the closing conditions set forth in Sections 2.3(a) and (b), $200,000,000 aggregate principal amount of the Subordinated Notes upon the Initial Closing (as defined below) and (ii) the Company from time to time on or before the one year anniversary of the Initial Closing Date (as defined below) (the “First Anniversary”), will sell and the Purchasers will purchase up to the remaining $100,000,000 aggregate principal amount of Subordinated Notes in one or more tranches of not less than $25,000,000 each.

WHEREAS, in connection with such sale and purchase, the Company is willing to make certain representations and warranties and to agree to observe certain covenants set forth herein for the benefit of the Purchasers, and each Purchaser will rely on such representations, warranties and covenants as a material inducement to its purchase of the Subordinated Notes and the Warrants.

WHEREAS, in connection with such sale and purchase, each Purchaser is willing to make certain representations and warranties and to agree to observe certain covenants set forth herein for the benefit of the Company, and the Company will rely on such representations, warranties and covenants as a material inducement to its sale of the Subordinated Notes and the Warrants.

WHEREAS, concurrently with the execution and delivery of this Agreement and as an inducement to the Purchasers to enter into this agreement, voting agreements executed by current stockholders of the Company owning or controlling shares of Common Stock representing at least 45% of the current issued and outstanding shares of Common Stock of the Company are being delivered to the Purchasers.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Accounting Firm” shall have the meaning ascribed to such term in Section 2.1(e).

“Additional Closing” shall have the meaning ascribed to such term in Section 2.1(d).

“Additional Closing Date” shall have the meaning ascribed to such term in Section 2.1(d).

“Additional Principal Amount” shall have the meaning ascribed to such term in Section 2.1(d).

“Additional Purchase” shall have the meaning ascribed to such term in Section 2.1(d).

“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the board of directors of the Company: (i) would be required to be made in any Registration Statement filed with the SEC by the Company so that such Registration Statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement; and (iii) such disclosure would be materially detrimental to the Company.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser. With respect to the Purchasers, funds advised or sub-advised by GSO Capital Partners, LP (and its Affiliates) and/or Franklin Square Holdings, L.P. (and its Affiliates) shall be deemed Affiliates of the Purchasers.

“Agreement” means this Investment Agreement between the parties hereto (including any exhibits and schedules hereto and the Disclosure Schedules) and all amendments hereto made in accordance with the provisions of Section 5.4.

“Automatic Shelf Registration Statement” shall have the meaning set forth in Rule 405 (or any successor provision) of the Securities Act.

“Business Day” means any day except Saturday, Sunday and any day that is a day on which banking institutions in the States of New York or Massachusetts generally are authorized or required by law or other governmental actions to be closed.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Closing” shall have the meaning ascribed to such term in Section 2.1(d).

“Code” means the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder by the Internal Revenue Service.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any other class of securities into which such securities may hereafter be exchanged, reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or its Subsidiaries that would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants, stock appreciation rights, restricted stock units or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” shall have the meaning ascribed to such term in the preamble hereto.

“Company Counsel” means Simpson Thacher & Bartlett LLP with offices at 425 Lexington Avenue, New York, New York 10017.

“Company Indemnified Parties” shall have the meaning ascribed to such term in Section 4.11(g)(i).

“Company Offer” shall have the meaning ascribed to such term in Section 4.10(a).

“Company Offer Notice” shall have the meaning ascribed to such term in Section 4.10(a).

“Demand Notice” shall have the meaning ascribed to such term in Section 4.11(a)(i).

“Demand Registration” shall have the meaning ascribed to such term in Section 4.11(a)(i).

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Equity Incentive Plan” means (i) any equity incentive, stock option or similar plan and (ii) any other agreement, arrangement, understanding or other document pursuant to which the Company is obligated to grant or issue Common Stock or Common Stock Equivalents to current or former employees in connection with their services to the Company, in each case adopted or approved by a majority of the non-employee members of the board of directors of the Company or a majority of the members of a committee of non-employee directors established.

“ERISA” means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

“ERISA Affiliate” shall have the meaning specified in Section 3.1(l).

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(s).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Execution Date” shall have the meaning ascribed to such term in the preamble hereto.

“First Anniversary” shall have the meaning ascribed to such term in the recitals hereto.

“First Offer Notice” shall have the meaning ascribed to such term in Section 4.10(a).

“First Warrant Tranche” shall have the meaning ascribed to such term in Section 2.1(b).

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Governmental Authority” shall have the meaning ascribed to such term in Section 3.1(d).

“Guaranty Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose or intent of such Person in incurring the Guaranty Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged.

“Incur” means, with respect to any Indebtedness, to directly or indirectly create, incur, issue, assume, guaranty, or otherwise become directly or indirectly liable (contingently or otherwise) with respect to, such Indebtedness, and the terms “Incurred” and “Incurrence” shall have meanings correlative thereto; provided that the assumption by the Company or any of its Subsidiaries (such Person, the “Assuming Party”) of Indebtedness owing to another Person by the Company or any Subsidiary shall not constitute an additional Incurrence of Indebtedness by the Assuming Party for purposes of calculating compliance with Section 4.7.

“Indebtedness” means, as applied to any Person, (i) all indebtedness for borrowed money, including senior and subordinated indebtedness and corporate debt and any working capital, liquidity or subscription agreement facilities, (ii) all notes payable, bonds, debentures or similar instruments and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iii) any obligations owed for all or any part of the deferred purchase price of property or services, which purchase price is (1) due more than six months from the date of Incurrence of the obligation in respect thereof or (2) evidenced by a note or similar written instrument, (iv) all Capital Lease obligations and the present value of all future rental payments under all synthetic leases, (v) obligations under any traditional repurchase agreement financings, (vi) all Guaranty Obligations in respect of the foregoing and (vii) all net obligations under Swap Agreements. The amount of any net obligations under any Swap Agreement of any Person shall, at any time of determination for purposes of this Agreement, equal the net amount (after taking into account any netting agreements) that such Person would be required to pay if the instruments or agreements giving rise to such obligations were terminated at such time giving effect to the current market conditions notwithstanding any contrary treatment in accordance with GAAP.

“Indemnified Party” shall have the meaning ascribed to such term in Section 4.11(g)(iii).

“Indemnifying Party” shall have the meaning ascribed to such term in Section 4.11(g)(iii).

“Initial Closing” shall have the meaning ascribed to such term in Section 2.1(b).

“Initial Closing Date” shall have the meaning ascribed to such term in Section 2.1(b).

“Initial Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Subordinated Notes and Warrants purchased hereunder at the Initial Closing as set forth opposite such Purchaser’s name on Schedule I under the heading “Principal Amount of Subordinated Notes,” in United States dollars and in immediately available funds.

“IRS” means the Internal Revenue Service.

“Knowledge” means the actual knowledge of any of Timothy J. Conway, Chief Executive Officer, Peter A. Schmidt-Fellner, Chief Investment Officer, John Kirby Bray, Chief Financial Officer, Patrick McAuliffe, Head – Leveraged Finance Organization, Daniel McCready, Chief Credit Officer, and Robert Brown, Head – Strategy and Corporate Development, or any successor to the offices and positions listed above, and the knowledge that each such person would have reasonably obtained after making due and appropriate inquiry with respect to the particular matter in question.

“Law” shall have the meaning ascribed to such term in Section 3.1(d).

“Lien” or Liens” means any lien, mortgage, pledge, collateral assignment, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction of any kind, whether based on common law, constitutional provision, statute or contract.

“Long-Form Registrations” shall have the meaning ascribed to such term in Section 4.11(a)(i).

“Losses” shall have the meaning ascribed to such term in Section 4.4.

“Material Adverse Effect” means any circumstance, event, occurrence or development that, individually or in the aggregate, would have (i) a material adverse effect on the results of operations, assets, liabilities, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (ii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement, the Subordinated Notes or the Warrants; provided, however, that in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent resulting from the following: (A) changes after the date hereof in generally accepted accounting principles, (B)

changes, after the date hereof, in laws, rules, regulations of general applicability or interpretations thereof by Governmental Authorities, (C) actions or omissions of the Company expressly required by the terms of this Agreement or taken with the prior written consent of each Purchaser, (D) changes in general economic, monetary or financial conditions, including changes in prevailing interest rates or credit markets, (E) changes in global or national political conditions, including the outbreak or escalation of war or acts of terrorism, (F) any change, development, occurrence or event affecting the industry in which the Company and its Subsidiaries operate, (G) any conditions resulting from natural disasters, (H) changes in the market price or trading volumes of the Common Stock or the Company’s other securities (but not the underlying causes of such changes), (I) the failure of the Company to meet any internal or public projections, forecasts, estimates or guidance (including guidance as to “earnings drivers”) (but not the underlying causes of such failure), or (J) the public disclosure of this Agreement or the transactions contemplated hereby, solely to the extent due to such disclosure; provided, however, that effects set forth in clauses (B), (D), (E), (F) and (G) may be taken into account in determining whether there has been a Material Adverse Effect if and only to the extent that such effects have a disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to other independent companies operating in the specialty commercial finance industry.

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(o).

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of Treasury.

“Offered Securities” shall have the meaning ascribed to such term in Section 4.10(a).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Piggyback Notice” shall have the meaning ascribed to such term in Section 4.11(b)(i).

“Piggyback Registration” shall have the meaning ascribed to such term in Section 4.11(b)(i).

“Piggyback Request” shall have the meaning ascribed to such term in Section 4.11(b)(i).

“Plan” means (i) any “employee pension benefit plan” (as defined in Section 3(2)(A) of ERISA), and (ii) all other retirement, supplemental retirement, stock purchase, stock ownership, stock option, deferred compensation, excess benefit, profit sharing, bonus, incentive, severance, termination, change in control, paid time off, welfare or other employee fringe benefit plan, program or arrangement, maintained, contributed to or required to be contributed to by the Company or any ERISA Affiliate or under which the Company or any ERISA Affiliate has any liability.

“Proceeding” means an action, claim, suit, investigation or proceeding, whether commenced or threatened.

“Proxy Statement” shall have the meaning ascribed to such term in Section 4.12.

“Purchaser” shall have the meaning ascribed to such term in the preamble hereto.

“Purchaser Indemnified Parties” shall have the meaning ascribed to such term in Section 4.11(g)(ii).

“Purchase Notice” shall have the meaning ascribed to such term in Section 2.1(d).

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.4.

“Registrable Securities” means the Warrant Shares and any other securities into which such shares have been converted or exchanged, and any other securities issued with respect to the Warrant Shares or any such other securities by way of a stock split, stock dividend, distribution, recapitalization, merger or similar event thereon issued by the Company after the date hereof as a dividend or distribution in respect of the Warrant Shares or any such other securities; provided, however, that each Warrant Share or other such security shall only be treated as a Registrable Security until the earliest of: (i) the date on which such security has been registered under the Securities Act and disposed of in accordance with an effective Registration Statement relating thereto; (ii) the date on which such security has been sold pursuant to Rule 144 and the security is no longer a Restricted Security; (iii) the date on which all Registrable Securities owned by the Purchaser thereof may be resold without volume or manner-of-sale restrictions during any three-month period pursuant to Rule 144; or (iv) the date on which such security is transferred in a transaction pursuant to which the registration rights are not also assigned in accordance with Section 4.11.

“Registration Expenses” means all expenses incurred by the Company in complying with Section 4.11(a) and Section 4.11(b), including, without limitation, all registration, qualification, listing and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration; provided, however, that Registration Expenses shall not be deemed to include any Selling Expenses.

“Registration Statement” means a registration statement meeting the requirements set forth in Section 4.11 and covering the resale by the Purchasers of all or part of the Warrant Shares.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Restricted Period” shall have the meaning ascribed to such term in Section 4.9.

“Restricted Securities” means Securities or Warrant Shares required to bear the legend set forth in Section 4.1(b).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Second Warrant Closing” shall have the meaning ascribed to such term in Section 2.1(c).

“Second Warrant Closing Date” shall have the meaning ascribed to such term in Section 2.1(c).

“Second Warrant Tranche” shall have the meaning ascribed to such term in Section 2.1(c).

“Securities” means the Subordinated Notes and the Warrants.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Purchasers pursuant to Section 4.11, and the fees and expenses of any counsel to the Purchasers.

“Selling Purchasers” shall have the meaning ascribed to such term in Section 4.10(a).

“Senior Credit Facility” means the Second Amended and Restated Note Agreement (“Note Agreement”), dated as of May 13, 2013 (as amended by the First Amendment to the Second Amended and Restated Note Agreement, dated June 3, 2013, the Second Amendment to the Second Amended and Restated Note Agreement, dated March 31, 2014 and the Third Amendment and Joinder to the Second Amended and Restated Note Agreement, dated May 15, 2014), by and among the Company, the holders from time to time party thereto, Fortress Credit Corp., as administrative agent, and for specified sections of the Note Agreement, Fortress Credit Funding IV LP., including any notes, guarantees, collateral and security documents, instruments, agreements, waivers and consents executed from time to time in connection therewith, and, in each case, as amended, restated, amended and restated, extended, renewed, refunded, replaced (whether upon or after termination or otherwise), refinanced, restructured, supplemented, modified or otherwise changed, in each case, in whole or in part (including in the form of multiple agreements), from time to time, and without limitation as to amount, terms, conditions, covenants and other provisions, with the same or different lenders or agents (including increasing the amount loaned thereunder).

“Short-Form Registrations” shall have the meaning ascribed to such term in Section 4.11(a)(i).

“Significant Subsidiary” means a Subsidiary that would be considered a “significant subsidiary” as that term is defined in the rules and regulations issued by the Commission.

“Stockholder Approval” shall have the meaning ascribed to such term in Section 4.12.

“Stockholder Meeting” shall have the meaning ascribed to such term in Section 4.12.

“Subordinated Notes” shall have the meaning ascribed to such term in the preamble to this Agreement.

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Subordinated Notes and the Warrants purchased at an Additional Closing.

“Subsidiary” and collectively, “Subsidiaries,” means any Person that is controlled by another Person. For purposes of this definition, a Person controls another Person if it (i) owns, controls, or holds the power to vote a majority of the voting securities of such other Person (irrespective of whether at the time the capital stock of any other class or classes of such Person shall or may have voting power upon the occurrence of a contingency), (ii) controls in any manner the election of a majority of the other Person’s board of directors (or equivalent positions), or (iii) has a majority of the general partner, managing member or similar interests oustanding of such Person.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“Tax Returns” means all returns, declarations, reports, forms, estimates, information returns and statements required to be filed in respect of any Taxes with a taxing authority (including any schedules thereto or amendments thereof).

“Taxes” means all federal, state, county, local, foreign and other taxes (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll-related and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest and penalties with respect thereto.

“Third Party” shall have the meaning ascribed to such term in Section 4.10(c).

“Total Leverage Ratio” means the ratio of (i) all Indebtedness of the Company and its consolidated Subsidiaries, except for Indebtedness of non-majority owned finance Subsidiaries and the Subordinated Notes and other pari passu subordinated debt to (ii) the Company’s shareholders’ equity plus the Subordinated Notes and such other pari passu subordinated debt.

“Trading Market” means the principal markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question.

“U.S.” means the United States of America.

“Warrant” shall have the meaning ascribed to such term in the preamble to this Agreement.

“Warrant Shares” means the shares of Common Stock issued or issuable upon exercise of the Warrants and any other securities into which such Warrant Shares shall have been converted or exchanged, and any other securities issued with respect to such Warrant Shares or any such other securities by way of a stock split, stock dividend, distribution, recapitalization, merger or similar event.

“Well-Known Seasoned Issuer” shall have the meaning set forth in Rule 405 (or any successor provision) of the Securities Act.

ARTICLE II

PURCHASE AND SALE

2.1 Closings.

(a) Purchase and Sale. Upon the terms and subject to the conditions set forth herein, the Company agrees to issue and sell, and each Purchaser, severally and not jointly, agrees to purchase Subordinated Notes from the Company in the amount set forth on Schedule I. The maximum aggregate principal amount of Subordinated Notes that may be sold by the Company to the Purchasers under this Agreement is $300,000,000 without taking into account any subsequent increase in the principal amount of Subordinated Notes pursuant to the payment of payment-in-kind interest, as provided therein. The purchase price for each Subordinated Note shall be equal to 98% of the principal amount of such Subordinated Note at issuance. All Subordinated Notes shall mature on the tenth anniversary of the Initial Closing Date.

(b) Initial Closing. Subject to the satisfaction of the conditions set forth in Sections 2.3(a) and (b), the Company agrees to sell, and each Purchaser, severally and not jointly, agrees to purchase (i) its agreed portion of $200,000,000 of aggregate principal amount of Subordinated Notes, with the amount being purchased by each Purchaser set forth opposite such Purchaser’s name on Schedule I hereto and (ii) its agreed portion of Warrants to purchase 9,500,000 shares of Common Stock, with the number of Warrants being purchased by each Purchaser being set forth opposite such Purchaser’s name on Schedule II hereto (the “First Warrant Tranche”) at a closing (the “Initial Closing”) to take place at 10:00 a.m. (Eastern time) on December 31, 2014, or on such other date mutually agreed by the parties. The date on which the Initial Closing occurs is referred to herein as the “Initial Closing Date.” The Company and each Purchaser shall deliver the other items set forth in Section 2.2(a) deliverable at the Initial Closing. The Initial Closing shall occur at the offices of Company Counsel or such other location as the parties shall mutually agree.

(c) Second Warrant Closing. The Company shall issue to the Purchasers Warrants to purchase an additional 2,500,000 shares of Common Stock (the “Second Warrant Tranche”), in the same proportion as the Warrants received by the Purchasers in the First Warrant Tranche, at a closing (the “Second Warrant Closing”) to take place on the third Business Day following the Company’s receipt of the Stockholder Approval (the “Second Warrant Closing Date”), or on such other date following receipt of the Stockholder Approval mutually agreed by the parties (but not prior to the Initial Closing). The Second Warrant Closing shall occur at the offices of Company Counsel or such other location as the parties shall mutually agree.

(d) Additional Closings. From time to time until the First Anniversary, the Company agrees to sell and each Purchaser, severally and not jointly, agrees to purchase, subject to the satisfaction or waiver of the conditions set forth in Sections 2.3(c) and (d) of this Agreement (other than those conditions that by their nature are to be satisfied at such Additional Closing, but subject to satisfaction or waiver thereof), such Purchaser’s share of additional Subordinated Notes (each such purchase, an “Additional Purchase”) up to an aggregate principal amount of $100,000,000 in one or more tranches of principal amounts not less than $25,000,000 each and in the same proportion as such Purchaser purchased the Subordinated Notes pursuant to the Initial Closing (such amount, such Purchaser’s “Additional Principal Amount”) at one or more closings (each an “Additional Closing” and, together with the Initial Closing, each a “Closing”) to take place at 10:00 a.m. (Eastern time) on the date specified in the applicable Purchase Notice (as defined below). The date on which an Additional Closing occurs is referred to herein as an “Additional Closing Date.” The Company shall make an election with respect to an Additional Purchase by written notice to the Purchasers (each, a “Purchase Notice”). Each Purchase Notice shall specify the amount of Subordinated Notes to be purchased and the Additional Closing Date for such Additional Purchase. The Additional Closing Date related to the Additional Purchase set forth in a Purchase Notice shall be not less than five Business Days and not more than 20 Business Days after the date of such Purchase Notice, and in no event shall any Additional Closing Date be after the First Anniversary. The Company and each Purchaser shall deliver the other items set forth in Section 2.2(b) deliverable at such Additional Closing. Each Additional Closing shall occur at the offices of Company Counsel or such other location as the parties shall mutually agree.

(e) Allocation of Purchase Price. Each of the Company and each Purchaser (by its acceptance of the Subordinated Notes and Warrants) acknowledges that the Subordinated Notes and Warrants are part of an “investment unit” within the meaning of Section 1273(c)(2) of the Code. Within 30 days following any Closing, the Company shall deliver to the Purchasers a proposed allocation of the purchase price paid for the Subordinated Notes purchased at such Closing between such Subordinated Notes and the Warrants. The Purchasers shall have 15 days following delivery of such proposed allocation to review. In the event that the Purchasers object in writing to such proposed allocation within such 15-day period, the Company and the Purchasers (i) shall negotiate in good faith to resolve any disagreement relating to the proposed allocation and (ii) in the event that any such disagreement cannot be resolved, shall engage a mutually-agreed accounting firm (the “Accounting Firm”) to resolve such dispute, and shall instruct the Accounting Firm to resolve such dispute as promptly as practicable but in any event within 15 Business Days, with the costs of such Accounting Firm borne equally by the Company, on the one hand, and the Purchasers, on the other hand. Each of the Company and each Purchaser agrees that it will file all tax returns in a manner consistent with the agreed allocation or the allocation determined by the Accounting Firm, as the case may be.

2.2 Deliveries.

(a) Initial Closing Date Deliverables. On the Initial Closing Date:

(i) the Company shall deliver or cause to be delivered to each Purchaser the following:

(A)	a Subordinated Note in the form set forth in Exhibit A attached hereto representing such Purchaser’s Initial Subscription Amount, duly executed on behalf of the Company;

(B)	a Warrant in the form set forth in Exhibit B attached hereto representing the Warrants that such Purchaser is purchasing hereunder at the Initial Closing, duly executed on behalf of the Company;

(C)	legal opinion(s) of one or more outside counsel to the Company, in each case in form and substance reasonably satisfactory to the Purchasers, dated as of the Initial Closing Date, covering the matters set forth in Exhibit C hereto; and

(D)	a certificate, dated as of the Initial Closing Date and signed by its Chief Executive Officer or its Chief Financial Officer, certifying to the fulfillment of the conditions specified in Sections 2.3(b)(i) and (ii).

(ii) each Purchaser shall deliver or cause to be delivered to the Company the following:

(A)	a certificate, dated as of the Initial Closing Date and signed by an authorized signatory of such Purchaser certifying to the fulfillment of the conditions specified in Sections 2.3(a)(i) and (ii);

(B)	The Initial Subscription Amount for the Subordinated Notes and Warrants being purchased by such Purchaser on the Initial Closing Date in immediately available funds by wire transfer to the account as specified in writing by the Company no less than three Business Days prior to the Initial Closing Date; and

(C)	Two validly executed originals of IRS Form W-9 certifying that such Purchaser is exempt from U.S. federal backup withholding tax.

(b) Additional Closing Date Deliverables. On each Additional Closing Date:

(i) the Company shall deliver or cause to be delivered to each Purchaser the following:

(A)	a Subordinated Note in the form set forth in Exhibit A attached hereto representing the portion of such Purchaser’s Additional Principal Amount being purchased at such Additional Closing, duly executed on behalf of the Company;

(B)	a certificate, dated as of such Additional Closing Date and signed by its Chief Executive Officer or its Chief Financial Officer, certifying to the fulfillment of the conditions specified in Section 2.3(d)(i)-(v); and

(C)	legal opinion(s) of one or more outside counsel to the Company, in each case in form and substance reasonably satisfactory to the Purchasers, dated as of the Additional Closing Date, covering the matters set forth in Exhibit C hereto.

(ii) each Purchaser shall deliver or cause to be delivered to the Company the following:

(A)	a certificate, dated as of such Additional Closing Date and signed by an authorized signatory of such Purchaser certifying to the fulfillment of the conditions specified in Sections 2.3(c)(i) and (ii); and

(B)	the Subscription Amount for the Subordinated Notes being purchased by such Purchaser at such Additional Closing in immediately available funds by wire transfer to the account as specified in writing by the Company.

(c) Second Warrant Closing Date Deliverables. On the Second Warrant Closing Date, the Company shall deliver to each Purchaser a Warrant in the form set forth in Exhibit B attached hereto that such Purchaser is to receive pursuant to Section 2.1(c), duly executed on behalf of the Company.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder with respect to the Initial Closing with a given Purchaser are subject to the fulfillment or waiver at or prior to the Initial Closing Date of the following conditions:

(i) the representations and warranties of such Purchaser that are contained herein and (A) that are qualified by materiality shall have been accurate in all respects on the Execution Date and the Initial Closing Date as though made on the Initial Closing Date (except for representations and warranties that speak as of a specific date which shall be accurate as of such date), and (B) that are not qualified by materiality shall have been accurate in all material respects on the Execution Date and the Initial Closing Date as though made on the Initial Closing Date (except for representations and warranties that speak as of a specific date which shall be accurate in all material respects as of such date);

(ii) all obligations, covenants and agreements of such Purchaser required to be performed or complied with at or prior to the Initial Closing Date shall have been performed or complied with;

(iii) the delivery by such Purchaser of the items set forth in Section 2.2(a)(ii) of this Agreement;

(iv) no Law or court order shall prohibit the issuance of the Subordinated Notes and Warrants to be purchased at the Initial Closing; and

(v) Initial Subscription Amounts for all of the Subordinated Notes to be purchased by the Purchasers at the Initial Closing have been delivered pursuant to Section 2.2(a)(ii)(B).

(b) The respective obligations of each Purchaser hereunder with respect to the Initial Closing are subject to the fulfillment or waiver at or prior to the Initial Closing Date of the following conditions:

(i) the representations and warranties of the Company that are contained herein and (A) that are qualified by materiality or Material Adverse Effect shall have been accurate in all respects on the Execution Date and the Initial Closing Date as though made on the Initial Closing Date (except for representations and warranties that speak as of a specific date which shall be accurate as of such date), and (B) that are not qualified by materiality or Material Adverse Effect shall have been accurate in all material respects on the Execution Date and the Initial Closing Date as though made on the Initial Closing Date (except for representations and warranties that speak as of a specific date which shall be accurate in all material respects as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed or complied with at or prior to the Initial Closing Date shall have been performed or complied with;

(iii) the delivery by the Company of the items set forth in Section 2.2(a)(i) of this Agreement;

(iv) a complete listing notification for the Warrant Shares on the NASDAQ Global Market shall have been submitted; and

(v) no Law or court order shall prohibit the issuance of the Subordinated Notes and Warrants to be purchased at the Initial Closing.

(c) The obligations of the Company hereunder with respect to each Additional Closing with a given Purchaser are subject to the fulfillment or waiver at or prior to such Additional Closing Date of the following conditions:

(i) the representations and warranties of such Purchaser that are contained herein and (A) that are qualified by materiality shall be accurate in all respects on such Additional Closing Date as though made on such Additional Closing Date

(except for representations and warranties that speak as of a specific date which shall be accurate as of such date), and (B) that are not qualified by materiality shall be accurate in all material respects on such Additional Closing Date as though made on such Additional Closing Date (except for representations and warranties that speak as of a specific date which shall be accurate in all material respects as of such date);

(ii) all obligations, covenants and agreements of such Purchaser required to be performed or complied with at or prior to such Additional Closing Date shall have been performed or complied with;

(iii) the delivery by such Purchaser of the items set forth in Section 2.2(b)(ii) of this Agreement;

(iv) no Law or court order shall prohibit the issuance of the Subordinated Notes to be purchased at such Additional Closing; and

(v) Subscription Amounts for all of the Subordinated Notes to be purchased by the Purchasers at such Additional Closing have been delivered pursuant to Section 2.2(b)(ii)(B).

(d) The respective obligations of each Purchaser hereunder with respect to each Additional Closing are subject to the fulfillment or waiver at or prior to such Additional Closing Date of the following conditions:

(i) no Material Adverse Effect with respect to the Company shall have occurred and be continuing;

(ii) no default or event of default under the Subordinated Notes purchased at the Initial Closing or any prior Additional Closing shall have occurred and be continuing;

(iii) no event of default, or failure to make any payment when due with respect to any recourse Indebtedness of the Company (in an aggregate principal amount of $25,000,000 or more), which event of default or failure continues beyond a 60-day grace period (and, in the case of an event of default other than a payment default, shall entitle the holders of such Indebtedness to accelerate the maturity thereof) shall have occurred and be continuing;

(iv) the representations and warranties of the Company that are contained herein and (A) that are qualified by materiality or Material Adverse Effect shall have been accurate in all respects on such Additional Closing Date (except for representations and warranties that speak as of a specific date which shall be accurate as of such date), and (B) that are not qualified by materiality or Material Adverse Effect shall have been accurate in all material respects on such Additional Closing Date (except for representations and warranties that speak as of a specific date which shall be accurate in all material respects as of such date);

(v) all obligations, covenants and agreements of the Company contained in this Agreement required to be performed or complied with on or prior to such Additional Closing Date shall have been performed or complied with in all material respects;

(vi) no Law or court order shall prohibit the issuance of the Subordinated Notes to be purchased at such Closing; and

(vii) the delivery by the Company of the items set forth in Section 2.2(b)(i) of this Agreement.

2.4 Warrant Cancellation. In the event any Purchaser breaches its obligation to complete any Additional Purchase pursuant to Section 2.1(d) despite the full satisfaction or waiver of the conditions in Section 2.3(d) above, then, at the Company’s election, a pro rata portion of the Warrants held by such Purchaser may be cancelled on or after the Additional Closing Date specified in the applicable Purchase Notice related to such Additional Purchase in proportion to the aggregate principal amount of Subordinated Notes not purchased in such Additional Purchase relative to $300,000,000; provided, that if the Company exercises its right to cancel such Warrants pursuant to this Section 2.4, the Company agrees not to seek specific performance as a remedy in connection with any Purchaser’s failure to complete any Additional Purchase. In the event that the Company cancels any Warrants held by a Purchaser pursuant to this Section 2.4 and in addition to such cancellation seeks any other remedy against the relevant Purchaser(s) with respect to the relevant Additional Purchase, any award obtained by the Company shall be payable net of the Fair Market Value of the Warrants so cancelled. “Fair Market Value” for purposes of this Section 2.4 shall have the meaning given such term in the form of Warrant attached hereto as Exhibit B, and any disputes as to such Fair Market Value shall be resolved in accordance with the Appraisal Procedure (as defined in the form of Warrant) set forth in Section 15 thereof.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the publicly available Company SEC Reports filed or furnished on or prior to November 3, 2014 (excluding disclosures of risk included in any forward-looking statement disclaimers or statements that are similarly nonspecific and are predictive and forward-looking in nature) or in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation otherwise made herein that it expressly claims to qualify and any other representation or warranty to the extent that the relevance of the disclosed matter to that representation or warranty is readily apparent on its face, the Company hereby makes the following representations and warranties to each Purchaser:

(a) Subsidiaries. All of the direct and indirect Subsidiaries of the Company as of the date of this Agreement are identified in the SEC Reports. Each Significant Subsidiary of the Company as of the date of this Agreement is set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each such Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each such Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. The Company and each of the Significant Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Significant Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Significant Subsidiaries is duly qualified to conduct its business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect and no Proceeding has been instituted or, to the Company’s Knowledge, has been threatened by any Governmental Authority, in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. True and accurate copies of the Company’s certificate of incorporation and bylaws, each as amended and in effect as of the date hereof, have been made publicly available in the Company’s SEC Reports.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the Required Approvals. This Agreement has been duly executed by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance of this Agreement by the Company, the issuance and sale of the Subordinated Notes and the Warrants and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) require any consent (other than the Stockholder Approval, solely with respect to the Second Warrant Closing and the removal of the limitations set forth in Section 3(C) of the form of Warrant) or other action by any Person under, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a material violation of any law, statute, rule, regulation, ordinance, code, directive, permit, license, order, judgment, injunction, decree or other restriction or legal requirement (a “Law”) of any court or governmental, administrative, regulatory or Trading Market authority to which the Company or a Subsidiary is subject (each a “Governmental Authority”) (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected.

(e) Filings, Consents and Approvals. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than (i) the filing with, and the declaration of effectiveness by, the Commission of the Registration Statement if and when required by the terms of this Agreement, (ii) filings with the Commission pursuant to Rule 14a-6 of the Exchange Act, (iii) application(s) and notification(s) to each applicable Trading Market for the issuance and sale of the Warrant Shares and the listing of such shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws and (v) solely with respect to the Second Warrant Closing, the Stockholder Approval (collectively, the “Required Approvals”).

(f) Issuance of the Warrant Shares. The Warrant Shares have been duly authorized and, when issued and paid for in accordance with the Warrants, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in this Agreement. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock at least equal to the maximum number of Warrant Shares that may be purchased pursuant to the Warrants.

(g) Capitalization. The authorized capital stock of the Company consists of 150,000,000 shares of capital stock, classified as (i) 5,000,000 shares of preferred stock, par value $0.01 per share, (ii) 145,000,000 shares of common stock, par value $0.01 per share. As of November 3, 2014, there were outstanding 47,701,177 shares of Common Stock, including 316,140 shares of restricted stock, and employee stock options to purchase an aggregate of 4,830,439 shares of Common Stock (of which all options were exercisable as of November 3, 2014). Since November 3, 2014 through the date of this Agreement, other than in connection with the issuance of shares of Common Stock pursuant to the exercise of warrants or stock options outstanding as of November 3, 2014, there has been no change in the number of outstanding shares of Common Stock or in the number of outstanding warrants or employee stock options. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. Except as described in this Section 3.1(g), as set forth in the SEC Reports, pursuant to an Equity Incentive Plan or as a result of the purchase and sale of the Securities as contemplated by this Agreement, as of the date of this Agreement, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or Common Stock Equivalents, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any shares of Common Stock. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except for the Required Approvals, no further approval or authorization of any stockholder, the board of directors of the Company or others is required for the issuance and sale of the Warrant Shares.

(h) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period that the Company was required to file such materials) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, the Company is eligible to register the Registrable Securities on a Short-Form Registration. The financial statements of the Company included in the SEC Reports complied as of their respective dates of filing in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. All material contracts (as such term is defined in Item 601 of Regulation S-K) to which the Company or any Subsidiary is a party are included as part of or identified in the SEC Reports, to the extent such agreements are required to be included or identified pursuant to the rules and regulations of the Commission.

(i) No Undisclosed Liabilities. Neither the Company nor any of its consolidated Subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not properly reflected or reserved against in the financial statements of the Company included in the Company’s most recently filed Report on Form 10-Q for the fiscal quarter ended June 30, 2014 to the extent required to be so reflected or reserved against in accordance with GAAP, except for (a) liabilities that have arisen since the date of the Company’s most recently filed 10-Q in the ordinary and usual course of business and consistent with past practice, (b) contractual liabilities under (other than liabilities arising from any breach or violation of) agreements previously disclosed in the SEC Reports or not required by the rules and regulations of the Commission to be so disclosed and (c) liabilities that have not had and would not reasonably be expected to have a Material Adverse Effect.

(j) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof (excluding disclosures of risk included in any forward-looking statement disclaimers or statements that are similarly nonspecific and are predictive and forward-looking in nature), (A) the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course, consistent with prior practice, (B) through the Initial Closing Date the Company has not made or declared any distribution in kind or in cash to its stockholders or (except pursuant to employee benefit plans and options and similar instruments issued thereunder) issued or repurchased any shares of its capital stock or other equity interests except for repurchases made in an announced share repurchase program and (C) there has been no event, occurrence or development that has had or that would reasonably be expected to have a Material Adverse Effect.

(k) Litigation. There is no Proceeding pending or, to the Knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective assets or properties before or by any court, arbitrator or other Governmental Authority which would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in default with respect to any judgment, order or decree of any Governmental Authority in a materially adverse manner. The Company is not a party or subject to, and none of its assets is bound by, the provisions of, any material order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

(l) Employee Benefits. Except as would not reasonably be expected to have a Material Adverse Effect, (i) each Plan has been maintained and administered in all material respects in accordance with its terms and is in compliance in all material respect with all applicable provisions of ERISA and the Code, (ii) each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination from the IRS with respect to its qualified status and no event has occurred and no condition exists that would adversely affect the tax qualification of any such Plan, (iii) neither the Company nor any Subsidiary or any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414 of the Code (an “ERISA Affiliate”), has incurred or reasonably expects to incur any liability or obligation to the Pension Benefit Guaranty Corporation or otherwise under Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code in connection with the termination of any Plan subject to Title IV of ERISA and (iv) there are no pending or, to the Knowledge of the Company, threatened actions (other than routine claims for benefits in the ordinary course of business) by or on behalf of (A) any Plan, (B) any employee or beneficiary covered under any Plan with respect to such Plan, or (C) any Governmental Authority involving any Plan.

(m) Labor Relations. No material labor dispute exists or, to the Knowledge of the Company, is threatened with respect to any of the employees of the Company which would reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect.

(n) Compliance. The Company is not in violation or default of any provision of its certificate of incorporation or bylaws, each as amended and in effect as of the Execution Date, the Initial Closing Date and any Additional Closing Date. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or Governmental Authority, or (iii) is or has been in violation of any Law, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except as would not reasonably be expected to have a Material Adverse Effect. Except with respect to Laws regarding Taxes, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries is being investigated with respect to, or been threatened to be charged with or given notice of any violation of, any applicable Law, except as would not reasonably be expected to have a Material Adverse Effect.

(o) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate Governmental Authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not reasonably be expected to have a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or material modification of any Material Permit.

(p) Title to Assets. The Company and the Subsidiaries have good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, taken as a whole, in each case free and clear of all Liens, except for Liens (i) that do not materially affect the value of such property and (ii) that do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries or Liens for the payment of federal, state or other taxes. Any material real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance in all material respects. Neither the Company nor any Subsidiary owns any real property.

(q) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which the Company and the Subsidiaries are engaged.

(r) Taxes. Each of the Company and its Subsidiaries has filed all material Tax Returns and paid all Taxes shown thereon to be due, except (i) those for which extensions have been obtained or (ii) for those which are being contested in good faith and by appropriate proceedings and in respect of which adequate reserves with respect thereto are maintained in accordance with GAAP.

(s) Disclosure Controls and Procedures. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s principal executive officer and principal financial officer have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the last day of the period covered by the Company’s most recently filed Form 10-Q (such date, the “Evaluation Date”). The Company presented in its most recently filed Form 10-Q the conclusions of such officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal control over financial reporting (as described in Item 308(c) of Regulation S-K under the Exchange Act) that materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company has not identified any significant deficiency or material weakness in the Company’s internal control over financial reporting during the Company’s last fiscal year that has had or would reasonably be expected to have a Material Adverse Effect.

(t) Certain Fees. Except as set forth on Schedule 3.1(t), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(u) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, the offer and sale of the Securities pursuant to this Agreement will be exempt from the registration requirements of the Securities Act. Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security (including an offering of any security of the Company under circumstances that would require the integration of such offering with the offering of the Securities to be issued pursuant to this Agreement under the Securities Act), under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the Securities Act.

(v) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and is not, directly or indirectly, controlled by or acting on behalf of any Person which is an “investment company” within the meaning of said Act (it being understood that the Company makes no representation or warranty with respect to the relationship of the Purchasers and their Affiliates to the Company by reason of this Agreement and the transactions contemplated hereby).

(w) Indebtedness. Neither the Company nor any of its Subsidiaries is, nor will be on the Initial Closing Date after giving effect to the terms of this Agreement, in default under the Senior Credit Facility.

(x) Foreign Corrupt Practices. Neither the Company, nor to the Knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended. The Company is in compliance in all material respects with all U.S. anti-money laundering, OFAC or similar laws and regulations.

(y) Registration Rights. Except as provided in Section 4.11, the Company has not granted or agreed to grant, and is not under any obligation to provide, any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may be issued subsequently.

Each of the Purchasers acknowledges and agrees that the Company has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.1.

3.2 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, severally and not jointly, hereby represents and warrants as of the date hereof to the Company as follows:

(a) Organization and Power. Such Purchaser is a corporation or other entity duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite corporation or other entity power and authority to own its properties and to carry on its business as presently conducted.

(b) Authorization, Etc. Such Purchaser has all corporate or other entity power and authority to execute and deliver this Agreement, carryout its obligations hereunder and consummate the transactions contemplated hereby. The execution, delivery and performance by such Purchaser of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate or other entity action on the part of such Purchaser, and no further approval or authorization is required on the part of such Purchaser. The authorization, execution, delivery and performance by such Purchaser of this Agreement and the consummation by such Purchaser of the transactions contemplated hereby do not: (a) violate, conflict with, or result in the breach of any term, condition or provision of the certificate of incorporation and bylaws (or similar organizational document) of such Purchaser; and (b) with such exceptions that have not had, and would not reasonably expected to have, individually or in the aggregate, a material adverse effect on its ability to perform its obligations under this Agreement do not (whether with or without notice or lapse of time or both) (i) violate any provision of any judgment, ruling, order, writ, injunction or decree applicable to such Purchaser; or (ii) violate any provision of any state, federal or local law, rule or regulation applicable to such Purchaser. This Agreement has been duly executed and delivered by such Purchaser. Assuming due execution and delivery thereof by the other parties hereto, this Agreement is a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirement relating to or affecting creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(c) Investment Representations.

(i) Such Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(ii) Such Purchaser has been advised by the Company that the Securities have not been registered under the Securities Act, that the Securities will be issued on the basis of the statutory exemption provided by Section 4(a)(2) under the Securities Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities laws, that this transaction has not been reviewed by, passed on or submitted to any federal or state agency or self-regulatory organization where an exemption is being relied upon, and that the Company’s reliance thereon is based in part upon the representations made by such Purchaser in this Agreement. Such Purchaser acknowledges that it has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities.

(iii) Such Purchaser is purchasing the Securities for its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of federal or state securities laws.

(iv) By reason of its business or financial experience, that it is capable of evaluating the merits and risks of the transactions contemplated hereunder.

(v) The Company has provided to such Purchaser all documents and information that such Purchaser has requested relating to an investment in the Company. Such Purchaser recognizes that investing in the Company involves risks, and has taken full cognizance of and understands all of the risk factors related to the acquisition of the Securities. Such Purchaser has carefully considered and has, to the extent it believes such discussion necessary, discussed with the Purchaser’s professional legal, tax and financial advisers the suitability of an investment in the Company, and such Purchaser has determined that the acquisition of the Securities is a suitable investment for the Purchaser. Such Purchaser has not relied on the Company for any tax or legal advice in connection with the purchase of the Securities. In evaluating the suitability of an investment in the Company, such Purchaser has not relied upon any representations or other information (other than the representations and warranties of the Company set forth in Section 3.1 or in any certificate delivered to such Purchaser).

(d) No Prior Ownership. Prior to the Initial Closing, such Purchaser does not have record or beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of any shares of the Company’s Common Stock.

(e) No Brokers or Finders. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company, any of its Subsidiaries or any Purchaser for any commission, fee or other compensation as a finder or broker because of any act by such Purchaser.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Warrants and the Warrant Shares may not be transferred prior to the First Anniversary. After the First Anniversary and (i) prior to the second anniversary of the Initial Closing Date, up to one-third of the total issued Warrants or Warrant Shares, considered in the aggregate, may be transferred, (ii) after the second anniversary and prior to the third anniversary of the Initial Closing Date, an additional one-third of such total issued Warrants or Warrant Shares, considered in the aggregate, may be transferred (such that two-thirds of all Warrants or Warrant Shares issued pursuant to this Agreement may be transferred on a cumulative basis prior to the third anniversary of the Initial Closing Date) and (iv) thereafter the Warrants and Warrant Shares may be transferred without volume limitations. Without limiting the foregoing, at all times, Warrants and Warrant Shares may only be transferred:

(A)	(1) in a registered, underwritten public offering;

(2) in a registered offering other than an underwritten public offering in blocks of 10% of the Common Stock outstanding or less;

(B)	in Rule 144 sales;

(C)	to institutional investors who are eligible to file a 13G under the Exchange Act for investment purposes only, in blocks of 10% of the Common Stock outstanding or less; and

(D)	in a business combination transaction approved by the Company’s board of directors.

Notwithstanding the foregoing, the Warrants and Warrant Shares held by the Purchasers will be freely transferable to and among Affiliates of the Purchasers, subject to applicable federal and state securities laws, provided that (I) if any Purchaser shall transfer any Warrants or Warrant Shares to any entity that is a wholly-owned subsidiary of such Purchaser, such transferee shall be bound by and subject to the terms of this Article IV to the same extent as the transferring Purchaser, and such Purchaser hereby agrees to retain any and all liability that may arise in connection with such transferee’s breach of this Article IV, and (II) if any Purchaser shall transfer any Warrant or Warrant Shares to any entity that is not a wholly-owned subsidiary of such Purchaser, each such transferee shall execute and deliver to the Company, prior to or concurrently with each transfer, an agreement in substantially the form of Exhibit D attached hereto, agreeing to be bound by and subject to the terms of this Article IV to the same extent as the transferor Purchaser.

(b) Each certificate representing the Securities and Warrant Shares or, book-entry representing the Warrant Shares (unless otherwise permitted by the provisions of Section 4.1(e)) shall bear a legend in the following form (in addition to any legend required under applicable state securities laws):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD, OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.”

(c) In addition, for so long as the Securities or the Warrant Shares are subject to the restrictions set forth in Section 4.1(a), each certificate representing the Warrants or book-entry representing Warrant Shares (as applicable) shall bear a legend in the following form:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN AN INVESTMENT AGREEMENT. THE COMPANY WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF SUCH INVESTMENT AGREEMENT, AS IN EFFECT ON THE DATE OF MAILING, WITHOUT CHARGE, AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR.”

(d) Each Purchaser consents to the Company making a notation on its records and giving instructions to any transfer agent of the Securities or the Warrant Shares in order to implement the restrictions on transfer set forth in this Section 4.1.

(e) Prior to any proposed transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, a Purchaser shall give written notice to the Company of such Purchaser’s intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by either (i) an opinion of legal counsel reasonably satisfactory to the Company to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) any other evidence reasonably satisfactory to counsel to the Company, whereupon such Purchaser shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by such Purchaser to the Company. Notwithstanding the foregoing, in the event a Purchaser shall give the Company a representation letter containing such representations as the Company shall reasonably request, the Company will not require such legal opinion or such other evidence in a routine sales transaction in compliance with Rule 144 under the Securities Act. Each certificate evidencing the Restricted Securities transferred shall bear the appropriate restrictive legend set forth in Section 4.1 above, except that such certificate shall not bear the first such restrictive legend if such legend is not required in order to establish compliance with any provisions of the Securities Act. Upon the request of a Purchaser of a certificate bearing the first such restrictive legend and, if necessary, the appropriate evidence as required by clause (i) or (ii) above, the Company shall remove the first such restrictive legend from such certificate and from the certificate to be issued to the applicable transferee if such legend is not required in order to establish compliance with any provisions of the Securities Act and the Purchaser promptly transfers the Securities or Warrant Shares. Upon the request of a Purchaser that holds a certificate bearing the second restrictive legend, the Company shall remove such restrictive legend from such certificate when the provisions of Section 4.1(a) are no longer applicable to the applicable Securities or Warrant Shares, including, without limitation, a transfer of such Warrants or Warrant Shares pursuant to clauses (i) through (iv) of Section 4.1(a).

4.2 Furnishing of Information. As long as any Purchaser owns Warrants or Warrant Shares, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144.

4.3 Publicity; Notice of Certain Events. The Company and each Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not be unreasonably withheld or delayed, except if such disclosure is required by Law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Each party hereto shall promptly notify the other parties hereto of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (ii) any material notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; (iii) any actions, suits, claims, investigations or proceedings commenced or, to its Knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries or such Purchaser and any of its Affiliates that relate to the consummation of the transactions contemplated by this Agreement; (iv) any inaccuracy of any representation or warranty of that party contained in this Agreement at any time during the term hereof that would reasonably be expected to cause any condition set forth in Section 2.3 not to be satisfied; and (v) any failure of that party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving that notice.

4.4 Indemnification of Purchasers. Subject to the provisions of this Section 4.4, the Company will defend, indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents, each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, penalties, costs and expenses of any kind or nature whatsoever, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur (collectively “Losses”) as a result of any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement. If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing (provided that the failure of any Purchaser Party to give such notice shall not relieve the Company of its obligations or liabilities pursuant to this Agreement, except to the extent that such failure shall have prejudiced the Company, and then only to the extent of such prejudice), and the Company shall have the right to assume the defense thereof with counsel of its choosing (which counsel shall be reasonably acceptable to the relevant Purchaser Party). Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed, or (ii) to the extent that any Losses are proximately caused by any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement. The Company shall obtain the prior written consent of the relevant Purchaser Party(ies) before entering into any settlement of any third party claim (which may be withheld in the relevant Purchaser Party’s absolute and sole discretion) if the settlement does not release the relevant Purchaser Party(ies) from all liabilities and obligations with respect to such claim or the settlement imposes injunctive or other equitable relief against the relevant Purchaser Party(ies).

4.5 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Warrant Shares.

4.6 Sources of Revenue. For so long as the Purchasers hold at least $50,000,000 aggregate principal amount of Subordinated Notes, the percentage of gross revenue of the Company derived from investment and asset management fees in any fiscal year shall not exceed 15% of the Company’s gross revenues for such fiscal year.

4.7 Incurrence of Indebtedness. For so long as the Purchasers hold at least $50,000,000 aggregate principal amount of Subordinated Notes, the Company shall not Incur or permit any Subsidiary to Incur any Indebtedness after the Initial Closing Date, if on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Total Leverage Ratio would be greater than 5.50 to 1.00.

4.8 Transfer Taxes. The Company shall pay any and all documentary, stamp or similar issue or transfer tax due on the issuance of any Warrants to the Purchasers at the Initial Closing or at the Second Warrant Closing, as applicable.

4.9 Purchaser Standstill. Each Purchaser agrees that for so long as it beneficially owns any Warrants or Warrant Shares (the “Restricted Period”), without the prior written consent of the Company, it will not at any time, nor will it cause or permit any of its Subsidiaries to, make any proposal to acquire or acquire, directly or indirectly, by purchase or otherwise, beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), of any shares of the Company’s Common Stock if, after giving effect to such acquisition, the Purchasers and their Subsidiaries, in the aggregate, would have beneficial ownership of more than 25% of the outstanding shares of the Company’s Common Stock.

During the Restricted Period without the prior written consent of the Company, each Purchaser agrees not to (and to cause its Subsidiaries not to), directly or indirectly:

(a) make, or in any way participate in, any “solicitation” of “proxies” (as those terms are used in the rules and regulations of the Commission) to vote any securities of the Company, whether at a Company stockholders meeting or by written consents for action by stockholders in lieu of a meeting, or deposit any securities of the Company in a voting trust or subject them to a voting agreement or other agreement of similar effect (other than for administrative convenience among the Purchasers and their permitted transferees to which Securities subject to this Agreement have been transferred);

(b) propose to enter into, directly or indirectly, any merger, consolidation, business combination or other similar transaction involving the Company, or make any tender offer or exchange offer for shares of Common Stock;

(c) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any securities of the Company, other than a group including solely the Purchasers and their Affiliates;

(d) publicly disclose any intention, plan or arrangement inconsistent with the foregoing; or

(e) advise, assist or encourage any other Persons in connection with any of the foregoing.

4.10 Company Right of First Offer.

(a) If at any time one or more of the Purchasers (each a “Selling Purchaser”) desires to sell all or any portion of its Warrants or Warrant Shares and the number of shares of Common Stock underlying the Warrants or the number of Warrant Shares that are intended to be sold is greater than 1,000,000 shares of Common Stock, then the Selling Purchaser shall first give written notice of its desire to sell (a “First Offer Notice”) to the Company setting forth the amount of Warrants or Warrant Shares it desires to sell (the “Offered Securities”). Following delivery of the First Offer Notice, the Company shall have seven Business Days to provide a written offer (which right may be assigned in the Company’s sole discretion to any other Person) (the “Company Offer,” and written notice of such offer, the “Company Offer Notice”) to purchase all (but not less than all) of the Offered Securities for cash at a price and on such other terms and conditions specified in such Company Offer Notice.

(b) The Selling Purchaser shall have seven Business Days to elect whether to accept the Company Offer. If the Company Offer is accepted by the Selling Purchaser, any sale of the Offered Securities to the Company under this Section 4.10 shall be consummated no later than five Business Days after the date that the Company Offer is accepted by the Selling Purchaser in writing.

(c) If the Company does not deliver a Company Offer within the time period set forth in Section 4.10(a), or if the Selling Purchaser does not accept the Company Offer, the Selling Purchaser may sell the Offered Securities to a third party (“Third Party”) for cash consideration not less than 100% of the price set forth in the Company Offer Notice, provided that a definitive agreement with respect to such sale is entered into not later than 30 days from the expiration of the seven Business Day period referred to in the first sentence of Section 4.10(b), with the closing to be held not later than 30 days from the date thereof; if, however, the Offered Securities are not so transferred within that period, then this Section 4.10 shall again apply to any future sales of the Warrants or the Warrant Shares under the circumstances set forth above in this Section 4.10. Upon completion of any sale of the Warrants or the Warrant Shares to a Third Party pursuant this Section 4.10, such Third Party shall be entitled to all the benefits, and shall become subject to all of the obligations, of the Selling Purchaser hereunder and shall agree to be bound by all of the applicable provisions hereof.

(d) The provisions of this Section 4.10 shall not apply to any proposed sale or transfer of Warrants or Warrant Shares pursuant to clauses (A), (B) or (D) of Section 4.1(a) or to Affiliates of the Purchasers which is effected pursuant to the last paragraph of Section 4.1(a).

4.11 Registration Rights.

(a) Demand Registrations.

(i) Requests for Registration. Subject to the following paragraphs of this Section 4.11(a), at any time after the First Anniversary, one or more Purchasers then holding a majority of Registrable Securities (in the aggregate) shall have the right, by delivering or causing to be delivered a written notice to the Company, to require the Company to register pursuant to the terms of this Agreement, under and in accordance with the provisions of the Securities Act, the offer, sale and distribution of the number of Registrable Securities requested to be so registered pursuant to the terms of this Agreement on Form S-3 (which, unless all Purchasers delivering such notice request otherwise, shall be (1) filed pursuant to Rule 415 under the Securities Act and (2) if the Company is a Well-Known Seasoned Issuer at the time of filing such registration statement with the SEC, designated by the Company as an Automatic Shelf Registration Statement), if the Company is then eligible for such short-form, or any similar or successor short-form registration (“Short-Form Registrations”) or, if the Company is not then eligible for such short form registration filed on Form S-1 or any similar or successor long-form registration (“Long-Form Registrations”) (any such written notice, a “Demand Notice” and any such registration, a “Demand Registration”), as soon as reasonably practicable after delivery of such Demand Notice, but, in any event, the Company shall be required to make the initial filing of the Registration Statement within 45 days following receipt of such Demand Notice in the case of a Short-Form Registration or within 90 days following receipt of such Demand Notice in the case of a Long-Form Registration; provided, however, that, unless Purchasers holding a majority of Registrable Securities then outstanding request to have registered all of their respective Warrant Shares, a Demand Notice may only be made if the sale of the Registrable Securities requested to be registered by such Purchasers is reasonably expected to result in aggregate gross cash proceeds in excess of $50,000,000 (without regard to any underwriting discount or commission). Following receipt of a Demand Notice for a Demand Registration in accordance with this Section 4.11(a)(i), the Company shall use its reasonable best efforts to file a Registration Statement in accordance with such Demand Notice as promptly as practicable and shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.

In connection with any underwritten Demand Registration, the managing underwriter(s) shall be selected by Purchasers holding a majority of the Registrable Securities included in the original Demand Notice, subject to approval by the Company (such approval not to be unreasonably withheld, conditioned or delayed).

No Demand Registration shall be deemed to have occurred for purposes of this Section 4.11(a)(i), and any Demand Notice delivered in connection therewith shall not count as a Demand Notice for purposes of Section 4.11(a)(v), if (x) the Registration Statement relating thereto (and covering not less than all Registrable Securities specified in the applicable Demand Notice for sale in accordance with the intended method or methods of distribution specified in such Demand Notice) (i) does not become effective, or (ii) is not maintained effective for the period required pursuant to this Section 4.11(a)(i) or (y) the offering of the Registrable Securities pursuant to such Registration Statement is subject to a stop order, injunction, or similar order or requirement of the SEC during such period or (z) the conditions to closing specified in any underwriting agreement, purchase agreement, or similar agreement entered into in connection with the registration relating to such request are not satisfied other than as a result of the Purchasers’ actions.

All requests made pursuant to this Section 4.11(a)(i) will specify the number of Registrable Securities to be registered and the intended method(s) of distribution thereof.

Except as otherwise agreed by all Purchasers with Registrable Securities subject to a Demand Registration, the Company shall maintain the continuous effectiveness of the Registration Statement with respect to any Demand Registration until such securities cease to be Registrable Securities or such shorter period upon which all Purchasers with Registrable Securities included in such Registration Statement have notified the Company that such Registrable Securities have actually been sold.

Within five Business Days after receipt by the Company of a Demand Notice pursuant to this Section 4.11(a)(i), the Company shall deliver a written notice of any such Demand Notice to all other holders of Registrable Securities, and the Company shall, subject to the provisions of Section 4.11(a)(ii), include in such Demand Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within 10 Business Days after the date that such notice has been delivered; provided that such holders must agree to the method of distribution proposed by the Purchasers who delivered the Demand Notice and, in connection with any underwritten registration, such holders (together with the Company and the other holders including securities in such underwritten registration) must enter into an underwriting agreement in the form reasonably approved by the Company and the Purchasers holding the majority of the Registrable Securities included in the original Demand Notice; provided, however, that under no circumstances will any Purchaser be obligated to make any representations or warranties or provide indemnities, except as otherwise provided in Section 4.11(g)(ii) hereof. All requests made pursuant to the preceding sentence shall specify the aggregate amount of Registrable Securities to be registered.

(ii) Priority on Demand Registration. If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in an underwritten offering, and the managing underwriter(s) advise the holders of such securities in writing that in its good faith reasonable opinion the total number or dollar amount of Registrable Securities proposed to be sold in such offering is such as to adversely affect the price or marketing of such offering (including securities proposed to be included by other holders entitled to include such securities in such Registration Statement pursuant to incidental or piggyback registration rights), then there shall be included in such underwritten offering the number or dollar amount of Registrable Securities that in the opinion of such managing underwriter(s) can be sold without adversely affecting such offering, and such number of Registrable Securities shall be allocated as follows:

(A)	first, pro rata among the holders of Registrable Securities that delivered such Demand Notice on the basis of the percentage of the Registrable Securities requested to be included in such Registration Statement by such holders;

(B)	second, pro rata among the holders of Registrable Securities that elect to take part in such registration subsequent to the delivery of the Demand Notice to the Company and all other holders of securities proposed to be included by holders entitled to include securities in such Registration Statement pursuant to incidental or piggyback registration rights on the basis of the percentage of the securities requested to be included in such Registration Statement by such holders; and

(C)	third, the securities for which inclusion in such Demand Registration, as the case may be, was requested by the Company.

No Registrable Securities excluded from the underwriting by reason of the managing underwriter’s marketing limitations shall be included in such offering; provided that as a result of any reduction pursuant to this Section 4.11(a)(ii) the Purchasers holding a majority of the Registrable Securities included in the original Demand Notice shall have the right to withdraw the request for registration by giving written notice to the Company within 10 days of receipt of such notice and, upon such withdrawal, the withdrawn request shall not constitute a Demand Notice for purposes of Section 4.11(a)(v).

(iii) Postponement of Demand Registration. The Company shall be entitled to postpone (but not more than once in any 12-month period), for a reasonable period of time not in excess of 75 days, the filing (but not the preparation) of a Registration Statement if the Company delivers to the Purchasers requesting registration a certificate signed by the Chief Executive Officer or Chief Financial Officer certifying that such registration and offering would (i) require the Company to make an Adverse Disclosure or (ii) materially interfere with any bona fide material financing, acquisition, disposition or other similar transaction involving the Company or any of its Subsidiaries then under consideration. Such certificate shall contain a statement of the reasons for such postponement and an approximation of the anticipated delay. The Purchasers receiving such certificate shall keep the information contained in such certificate confidential. If the Company shall so postpone the filing of a Registration Statement, the Purchasers requesting such registration shall have the right to withdraw the request for registration by giving written notice to the Company at any time during such postponement period, as provided in the certificate delivered to the applicable Purchasers and, for the avoidance of doubt, upon such withdrawal, the withdrawn request shall not constitute a Demand Notice for purposes of Section 4.11(a)(v); provided that in the event such Purchasers do not so withdraw the request for registration, the Company shall continue to prepare a Registration Statement during such postponement such that, if it exercises its rights under this Section 4.11(a)(iii), it shall be in a position to and shall, as promptly as practicable following the expiration of the applicable deferral or suspension period, file or update and use its reasonable best efforts to cause the effectiveness of the applicable deferred or suspended Registration Statement.

(iv) Cancellation of a Demand Registration. Purchasers that hold a majority of the Registrable Securities that are to be registered in a particular offering pursuant to this Section 4.11(a) shall have the right to notify the Company that they have determined that the Registration Statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such Registration Statement; provided that such Demand Notice underlying such abandonment or withdrawal shall not be deemed to be a Demand Notice for purposes of Section 4.11(a)(v) if such abandonment or withdrawal is in response to a material adverse change regarding the Company or a material adverse change in the financial markets generally.

(v) Number of Demand Notices. In connection with the provisions of this Section 4.11(a), the Purchasers collectively shall have four Demand Notices; provided that the Purchasers may not make more than one Demand Registration request in any 180-day period; provided that nothing contained in this Section 4.11(a)(v) shall restrict any Purchaser from making a Piggyback Request.

(b) Piggyback Registration.

(i) Right to Piggyback. Except with respect to a Demand Registration, the procedures for which are addressed in Section 4.11(a), if the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of Common Stock, whether or not for sale for its own account and whether or not an underwritten offering or an underwritten registration (other than a Registration Statement (x) on Form S-4, Form S-8 or any successor forms thereto or (y) filed to effectuate an exchange offer or any employee benefit or dividend reinvestment plan), then the Company shall give prompt written notice of such filing no later than 15 Business Days prior to the filing date (the “Piggyback Notice”) to all of the holders of Registrable Securities. The Piggyback Notice shall offer such holders the opportunity to include (or cause to be included) in such Registration Statement the number of Registrable Securities as each such holder may request (each, a “Piggyback Registration”). Subject to Section 4.11(b)(ii), the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein (each a “Piggyback Request”) within 10 Business Days after notice has been given to the applicable holder. The Company shall not be required to maintain the effectiveness of the Registration Statement for a Piggyback Registration beyond the earlier to occur of (x) 270 days after the effective date thereof and (y) consummation of the distribution by the holders of the Registrable Securities included in such Registration Statement. No registration effected pursuant to this Section 4.11(b) shall relieve the Company of its obligations to effect Demand Registrations pursuant to Section 4.11(a) and holders of Registrable Securities shall be entitled to include their Registrable Securities in an unlimited number of Piggyback Registrations pursuant to this Section 4.11(b).

(ii) Priority on Piggyback Registrations. If any of the Registrable Securities to be registered pursuant to the registration giving rise to the rights under this Section 4.11(b) are to be sold in an underwritten offering, the Company shall use reasonable best efforts to cause the managing underwriter(s) of a proposed underwritten offering to permit holders of Registrable Securities who have timely submitted a Piggyback Request in connection with such offering to include in such offering all Registrable Securities included in each holder’s Piggyback Request on the same terms and subject to the same conditions as any other shares of capital stock, if any, of the Company included in the offering. Notwithstanding the foregoing, if the managing underwriter(s) of such underwritten offering advise the Company in writing that it is their good faith reasonable opinion that the total number or dollar amount of securities that such holders, the Company and any other Persons having rights to participate in such registration, intend to include in such offering is such as to adversely affect the price or marketing of the securities in such offering, then there shall be included in such underwritten offering the number or dollar amount of securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities shall be allocated as follows: (i) first, all securities proposed to be sold by the Company for its own account; (ii) second, all Registrable Securities requested to be included in such registration pursuant to this Section 4.11(b), pro rata among such holders on the basis of the percentage of the Registrable Securities requested to be included in such Registration Statement by such holders; and (iii) third, all other securities requested to be included in such Registration Statement; provided that holders may, prior to the earlier of the (i) effectiveness of the Registration Statement and (ii) time at which the offering price and/or underwriter’s discount are determined with the managing underwriter(s), withdraw their request to be included in such registration pursuant to this Section 4.11(b)(ii).

(c) Restrictions on Public Sale by Purchasers of Registrable Securities and the Company; Market Stand-Off Agreement. The Purchasers shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to, any Common Stock (or other securities of the Company) held by the Purchasers (other than those included in the registration) for a period specified by the representatives of the managing underwriter or underwriters of Common Stock (or other securities of the Company convertible into Common Stock) not to exceed seven days prior and 60 days following any registered public sale of securities by the Company in which the Company gave the Purchasers an opportunity to participate in accordance with Section 4.11(a) or Section 4.11(b). Each of the Purchasers also shall execute and deliver any “lock-up” agreement reasonably requested by the representatives of the underwriters (the term of which shall not exceed 180 days).

(d) Registration Procedures. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 4.11(a) or Section 4.11(b), the Company shall use its reasonable best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of the securities and shall use its reasonable best efforts, as expeditiously as possible to the extent applicable, to:

(i) prepare and file with the Commission a Registration Statement with respect to such securities in accordance with the applicable provisions of this Agreement and use its reasonable best efforts to cause such Registration Statement to become effective promptly and to remain effective until the earlier to occur of (i) 180 days after the Registration Statement initially becomes effective and (ii) date on which all the Registrable Securities registered thereon have been sold, which Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required to be filed therewith;

(ii) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement and as may be necessary to keep the Registration Statement continuously effective for the period set forth in this Agreement;

(iii) furnish to the Purchasers and to the Purchasers’ legal counsel copies of the Registration Statement proposed to be filed at least five Business Days prior to filing in the case of a Demand Registration and at least three Business Days prior to filing in the case of a Piggyback Registration, and provide the Purchasers and such legal counsel the reasonable opportunity to review and comment on such Registration Statement;

(iv) furnish without charge to the Purchasers and to the underwriters of the securities being registered such reasonable number of copies of the Registration Statement, preliminary prospectus and final prospectus as the Purchasers or such underwriters may reasonably request in order to facilitate the public offering of such securities;

(v) use reasonable best efforts to notify the Purchasers at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the Company’s Knowledge of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and, subject to Section 4.11(d)(x), at the request of the Purchasers, prepare promptly and furnish to the Purchasers a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

(vi) deliver promptly to each Purchaser and the managing underwriter(s), if any, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the Registration Statement;

(vii) use reasonable best efforts to register and qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Purchasers; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(viii) in the event that the Registrable Securities are being offered in an underwritten public offering, enter into and perform its obligations under an underwriting agreement in accordance with the applicable provisions of this Agreement and, in connection therewith, take such other customary and reasonable actions (taking into account the interests of the Company) as the holders holding the majority of Registrable Securities or the underwriters reasonably request in order to expedite or facilitate the distribution of such Registrable Securities, including attending such meetings and traveling to such places, in each case in the United States, to aid in the marketing of such offering as the underwriters may reasonably request upon reasonable notice;

(ix) use reasonable best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (1) an opinion, dated as of such date, of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (2) a comfort letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(x) notwithstanding any other provision of this Agreement, if the board of directors of the Company has determined in good faith that the disclosure necessary for continued use of the prospectus and Registration Statement by the Purchasers (1) would require the disclosure of material non-public information so that such prospectus and Registration Statement would not be materially misleading, (2) such disclosure would not be required to be made at such time but for the continued use of the prospectus and Registration Statement, and (3) such disclosure would be materially detrimental to the Company, the Company shall have the right not to file or not to cause the effectiveness of any registration covering any Registrable Securities and to suspend the use of the prospectus and the Registration Statement covering any Registrable Security for such period of time as its use would be materially detrimental to the Company by delivering written notice of such suspension to the Purchasers; provided, however, that in any 12-month period the Company may exercise the right to such suspension not more than once. From and after the date of a notice of suspension under this Section 4.11(d)(x), each holder of Registrable Securities agrees not to use the prospectus or Registration Statement until the earlier of (i) notice from the Company that such suspension has been lifted or (ii) the day following the 90th day of suspension within any 12-month period;

(xi) use reasonable best efforts to cause such Registrable Securities to be listed on the principal securities exchange on which the Common Stock of the Company is then listed;

(xii) provide a transfer agent and registrar and a CUSIP number for such Registrable Securities, in each case no later than the effective date of the Registration Statement relating to such Registrable Securities; and

(xiii) take such other customary and reasonable actions as the holders holding the majority of Registrable Securities to be registered or the underwriters, if any, reasonably request in order to facilitate the distribution of such Registrable Securities.

(e) Registration Expenses. All Registration Expenses incurred in connection with any registration pursuant to Section 4.11(a) or Section 4.11(b) (whether or not abandoned or withdrawn) shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Purchasers shall be borne by the Purchasers of the Registrable Securities included in such registration.

(f) Information by Purchasers. The holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such holders and their Affiliates, the Registrable Securities held by them and the distribution proposed by such holders of Registrable Securities and their Affiliates as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement. It is understood and agreed that the obligations of the Company under Section 4.11(a) or Section 4.11(b) are conditioned on the timely provisions of the foregoing information by such holders of Registrable Securities and, without limitation of the foregoing, will be conditioned on compliance by such holders of Registrable Securities with the following:

(i) such Purchaser or Purchasers will, and will cause their respective Affiliates to, cooperate with the Company in connection with the preparation of the applicable Registration Statement, and for so long as the Company is obligated to keep such Registration Statement effective, such Purchaser or Purchasers will and will cause their respective Affiliates to, provide to the Company, in writing and in a timely manner following the Company’s reasonable request, for use in such Registration Statement (and expressly identified in writing as such), all information regarding themselves and their respective Affiliates and such other information as may be required by applicable law to enable the Company to prepare such Registration Statement and the related prospectus covering the applicable Registrable Securities owned by such Purchaser or Purchasers and to maintain the currency and effectiveness thereof;

(ii) during such time as such Purchaser or Purchasers and their respective Affiliates may be engaged in a distribution of the Registrable Securities, such Purchaser or Purchasers will, and they will cause their Affiliates to, comply with all laws applicable to such distribution, including Regulation M promulgated under the Exchange Act, and, to the extent required by such laws, will, and will cause their Affiliates to, among other things: (A) not engage in any stabilization activity in connection with the securities of the Company in contravention of such laws; (B) distribute the Registrable Securities acquired by it solely in the manner described in the applicable registration statement; and (C) if required by applicable law, cause to be furnished to each agent or broker-dealer to or through whom such Registrable Securities may be offered, or to the offeree if an offer is made directly by such Purchaser or Purchasers or their respective Affiliates, such copies of the applicable prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree;

(iii) such Purchaser or Purchasers shall, and they shall cause their respective Affiliates to, permit the Company and its representatives and agents to examine such documents and records and will supply in a timely manner any information as they may be reasonably requested to provide in connection with the offering or other distribution of Registrable Securities by such Purchaser or Purchasers; and

(iv) on receipt of written notice from the Company of the happening of any of the events specified in Section 4.11(d)(x), or that requires the suspension by such Purchaser or Purchasers and their respective Affiliates of the distribution of any of the Registrable Securities owned by such Purchaser or Purchasers, then such Purchasers shall, and they shall cause their respective Affiliates to, cease offering or distributing the Registrable Securities owned by such Purchaser or Purchasers until the offering and distribution of the Registrable Securities owned by such Purchaser or Purchasers may recommence in accordance with the terms hereof and applicable law.

(g) Indemnification.

(i) Indemnification by Company. To the extent permitted by applicable law, the Company will, with respect to any Registrable Securities as to which registration or qualification or compliance under applicable “blue sky” laws has been effected pursuant to this Section 4.11, defend, indemnify and hold harmless each Purchaser and its officers, directors, shareholders, members, partners, representatives, advisors, employees and agents, each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act) and the directors, officers, shareholders, representatives, advisors, agents, members, partners or employees of such controlling Persons (collectively, the “Company Indemnified Parties”), against all Losses, joint or several, (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act, Exchange Act or state securities laws applicable to the Company in connection with any such registration, and the Company will reimburse each of the Company Indemnified Parties for any reasonable legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred. The indemnity agreement contained in this Section 4.11(g)(i) shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to a Purchaser in any such case for any such loss, claim, damage, liability or action (A) to the extent that it arises out of or is based upon any claim arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission in the Registration Statement or prospectus which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of the Purchaser seeking indemnification or (B) in the case of a sale directly by a Purchaser that holds Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Purchaser engaging in a distribution solely on behalf of such Purchaser), such untrue statement or alleged untrue statement or omission or alleged omission was corrected in a final or amended prospectus, the Company had previously furnished copies of such final or amended prospectus to such Purchaser or such underwriter and such Purchaser failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act.

(ii) Indemnification by Purchasers. To the extent permitted by applicable law, each Purchaser will, if Registrable Securities held by such Purchaser are included in the securities as to which such registration or qualification or compliance under applicable “blue sky” laws is being effected, indemnify and hold harmless, severally and not jointly, the Company and its directors, officers, shareholders, members, partners, representatives, advisors, employees and agents, and each other Purchaser and each of such Purchaser’s directors, officers, shareholders, members, partners, representatives, advisors, employees and agents, each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act) and the directors, officers, shareholders, representatives, advisors, agents, members, partners or employees of such controlling Persons (collectively, the “Purchaser Indemnified Parties”), against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, or preliminary prospectus, or any amendment or supplement thereto incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each of the Purchaser Indemnified Parties for any reasonable legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement or prospectus in reliance upon and in conformity with written information furnished to the Company by such Purchaser and stated to be specifically for use therein, provided, however, that in no event shall any indemnity under this Section 4.11(g)(ii) payable by a Purchaser exceed the amount by which the net proceeds actually received by such Purchaser from the sale of Registrable Securities included in such registration exceeds the amount of any other losses, expenses, settlements, damages, claims and liabilities that such Purchaser has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or violation. The indemnity agreement contained in this Section 4.11(g)(ii) shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the applicable Purchaser (which consent shall not be unreasonably withheld or delayed), nor shall the Purchaser be liable for any such loss, claim, damage, liability or action where such untrue statement or alleged untrue statement or omission or alleged omission was corrected in a final or amended prospectus, and the Company or the underwriters failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act.

(iii) Notification. Each party entitled to indemnification under this Section 4.11(g) (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has written notice of the commencement of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed), and the Indemnified Party may participate in such defense at such party’s expense; provided, further, however, that an Indemnified Party (together with all other Indemnified Parties) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflicting interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Section 4.11(g), only to the extent that the failure to give such notice materially prejudices an Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The indemnity agreements contained in this Section 4.11(g) shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The indemnification set forth in this Section 4.11(g) shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have.

(iv) Contribution. If the indemnification provided for in this Section 4.11(g) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any claim, loss, damage, liability or action referred to therein, then, subject to the limitations contained in this Section 4.11(g), the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claim, loss, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the actions that resulted in such claims, loss, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 4.11(g)(iv) were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4.11(g)(iv). In no event shall any Purchaser’s contribution obligation under this Section 4.11(g)(iv) exceed the amount by which the net proceeds actually received by such Purchaser from the sale of Registrable Securities included in such registration exceeds the amount of any other losses, expenses, settlements, damages, claims and liabilities that such Purchaser has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or violation. No Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(h) Transfer and Termination of Registration Rights.

(i) Transfer of Registration Rights. Any rights to cause the Company to register securities granted to a Purchaser under this Agreement may be transferred or assigned to any Person in connection with a transfer of Warrants or Warrant Shares to such Person in a transfer permitted by clause (C) of Section 4.1(a) or the last paragraph of Section 4.1(a) of this Agreement; provided, however, that, in each case, (i) prior written notice of such assignment of rights is given to the Company, and (ii) such Person agrees in writing to be bound by, and subject to, this Agreement as a “Purchaser” for purposes of this Section 4.11 pursuant to a written instrument in substantially the form attached hereto as Exhibit E. For purposes of this Section 4.11, “Purchaser” shall include any such Person who has been assigned the rights to cause the Company to register securities granted to a Purchaser under this Agreement pursuant to this Section 4.11(h)(i).

(ii) Termination of Registration Rights. The rights of any particular Purchaser to cause the Company to register securities under Section 4.11(a) and Section 4.11(b) shall terminate with respect to such Purchaser upon the date upon which such Purchaser no longer holds any Registrable Securities.

(i) Registration Rights on Short-Form Registration. The Company shall use reasonable best efforts to maintain its eligibility to file a Short-Form Registration so long as (A) any Registrable Securities are outstanding, (B) the Purchasers continue to have rights under Section 4.11(a) and (C) the Company is at such time subject to the reporting requirements of the Exchange Act.

4.12 Stockholder Approval. The Company shall provide each stockholder entitled to vote at a special meeting of stockholders of the Company (the “Stockholder Meeting”) a proxy statement meeting the requirements of Section 14 of the Exchange Act and the related rules and regulations thereunder promulgated by the Commission (the “Proxy Statement”) soliciting each such stockholder’s affirmative vote at the Stockholder Meeting. The Company shall use its reasonable best efforts to cause the Stockholder Meeting to be called as promptly as practical after the date hereof for approval of the Company’s issuance of all Warrants forming part of the Second Warrant Tranche and the removal of the limitations on exercise set forth in Section 3(C) of the Warrants issued in connection with the First Warrant Tranche (the “Stockholder Approval”) in accordance with the law and the rules and regulations of Nasdaq and the Delaware General Corporation Law. The Company will, through its board of directors, recommend that its stockholders approve the issuance of the Warrants forming part of the Second Warrant Tranche and the removal of the foregoing limitations on exercise and will use reasonable best efforts to solicit its stockholders’ approval of such proposals, including soliciting proxies in favor of such approval, and will take all other reasonable action necessary or advisable to secure the Shareholder Approval. Notwithstanding any other provision of this Agreement, no Warrants forming part of the Second Warrant Tranche shall be issued under this Agreement to any Purchaser prior to Stockholder Approval (which, for this purpose shall not include the vote of any Warrant Shares, if any, acquired by such Purchaser in connection with the exercise of Warrants forming part of the First Warrant Tranche) except in accordance with the rules and interpretations of Nasdaq. The Company and the Purchasers shall cooperate with one another (i) in connection with the preparation of the Proxy Statement, and (ii) in taking such actions or making any such filings, furnishing information required in connection with the Proxy Statement and seeking timely to obtain any such actions, consents, approvals or waivers. The Purchasers and their counsel shall be given a reasonable opportunity to review and comment on the Proxy Statement before that document (or any amendment thereto) is filed with the Commission, and reasonable and good faith consideration shall be given to any comments made by such party and its counsel. Each of the Purchasers and the Company shall provide the other party and its counsel with (x) any comments or other communications, whether written or oral, that such party or its counsel may receive from time to time from the Commission or its staff with respect to the Proxy Statement promptly after receipt of those comments or other communications and (y) a reasonable opportunity to participate in the response to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given), including by participating in any discussions or meetings with the Commission.

4.13 Common Stock Repurchases.

(a) For a period of one year following the Initial Closing Date, the Company shall not undertake any Common Stock repurchase unless the repurchase price for such Common Stock is at or below book value on the date of such repurchase. This Section 4.13 shall not apply to (i) cashless exercises of employee stock options and similar instruments pursuant to the Company’s Equity Incentive Plans and the options and other instruments issued thereunder and (ii) any Common Stock repurchase undertaken in connection with the Company’s existing repurchase plan meeting the requirements of Rule 10b-18 under the Exchange Act or any successor plan for the repurchase of up to $10,000,000 of Common Stock.

(b) In the event that, after giving effect to any planned or proposed repurchase of Common Stock by the Company, whether pursuant to the Company’s existing repurchase plan or otherwise, the Purchasers would as a result beneficially own, in the aggregate, Warrants and Warrant Shares representing 25% or more of the then outstanding shares of Common Stock of the Company (assuming for purposes of this calculation that all Warrants then beneficially owned by the Purchasers are deemed to be exercised in full and Warrant Shares issuable upon such exercise are deemed to be outstanding shares of Common Stock), the Company shall effect a repurchase of Warrants and/or Warrant Shares then beneficially owned by the Purchasers, prior to or concurrently therewith, such that, after giving effect to such repurchase of Warrants or Warrant Shares, the Purchasers would beneficially own, in the aggregate, Warrants and Warrant Shares representing less than 25% of the then outstanding shares of Common Stock of the Company (assuming for purposes of this calculation all Warrants then beneficially owned by the Purchasers are deemed to be exercised in full and Warrant Shares issuable upon such exercise are deemed to be outstanding shares of Common Stock). Such repurchase of Warrants and/or Warrant Shares shall be effected on a pro rata basis among the Purchasers according to the proportion that the Warrants and Warrant Shares held by each such Purchaser bears to the number of Warrants and Warrant Shares held by all Purchasers in the aggregate, in each case, prior to giving effect to such repurchase, unless otherwise agreed by the Purchasers. Each Purchaser shall have the right to elect whether and in what proportion such repurchase will be effected in Warrants and/or Warrant Shares. The repurchase price for the Warrants and/or Warrant Shares so repurchased shall be equal to the Fair Market Value of the Warrants or the Market Price of the Warrant Shares to be repurchased as of the Business Day prior to the date of such repurchase. “Fair Market Value” and “Market Price” for purposes of this Section 4.13 shall have the meanings given such terms in the form of Warrant attached hereto as Exhibit B, and any disputes as to such Fair Market Value shall be resolved in accordance with the Appraisal Procedure (as defined in the form of Warrant) set forth in Section 15 thereof. For purposes of the beneficial ownership calculations required by this Section 4.13(b), the Company may rely upon any information filed publicly with the Commission or any more recent information provided to the Company in writing by the Purchasers.

4.14 Permanent Debt Repayments. For a period of one year following the Initial Closing Date, the Company shall not prepay any existing Indebtedness of the type referred to in clauses (i) and (ii) of the definition thereof (other than the Subordinated Notes) that cannot be redrawn without the prior written consent of the Purchasers (not to be unreasonably withheld or delayed), except where such prepayment is required by the terms of the applicable agreement or where the Indebtedness so repaid is refinanced in a similar or greater amount within 90 calendar days of such prepayment.

4.15 Efforts. Upon the terms and subject to the conditions set forth in this Agreement, the parties shall each use their reasonable best efforts to promptly (a) take, or to cause to be taken, all actions, and to do, or to cause to be done, and to assist and cooperate with the other parties in doing all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement, (b) obtain from any Governmental Authority and/or other third parties any actions, non-actions, clearances, waivers, consents, approvals, permits or orders required to be obtained in connection with the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement and (c) execute and deliver any additional instruments reasonably necessary to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Company shall use reasonable best efforts to: (i) obtain all necessary permits and qualifications, if any, or secure an exemption therefrom, required by the blue sky or securities laws of any state prior to the issuance of the Warrants or Warrant Shares, (ii) cause such authorization, approval, permit or qualification to be effective as of the Initial Closing Date or any Additional Closing Date, as applicable, and (iii) take such acts necessary to cause the conditions set forth in this Agreement to be satisfied.

4.16 CLO Transaction. The Company and the Purchasers shall each use their respective reasonable best efforts to close the currently proposed collateralized loan obligation transaction between the Company and Affiliates of the Purchasers prior to the Initial Closing to the extent practicable and consistent with the best market execution of such transaction.

4.17 Reorganization. Prior to the expiration (including any early termination by the Company) of the volume limitation transfer restrictions set forth in the first paragraph of Section 4.1(a), the Company shall not undertake any reorganization whereby the Company, any controlled Affiliate of the Company, or any of its or their successors would, after giving effect to such reorganization, be an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and prior to any reorganization which could potentially have any such result (in the Company’s good faith reasonable judgment based on consultations with counsel experienced in such matters), the Company shall provide an opinion of legal counsel reasonably satisfactory to the Purchasers to such effect; provided, however, the restrictions in this Section 4.17 shall be extended in the event that the Company is in breach of its obligations under Section 4.11 until such time as the Company is in compliance with its obligations thereunder.

ARTICLE V

MISCELLANEOUS

5.1 Fees and Expenses. Except as set forth in this Section 5.1, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay the out-of-pocket expenses of outside counsel incurred by the Purchasers up to $300,000 in the aggregate for all Purchasers; provided that the payment of such expenses by the Company shall be subject to the completion of the Initial Closing. Such out-of-pocket expenses shall be paid by the Company to the Purchasers at the Initial Closing.

5.2 Entire Agreement. This Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 4:00 p.m. (Eastern time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 4:00 p.m. (Eastern time) on any Business Day, (c) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Purchasers. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns, including any successors and permitted assigns as a result of any reorganization involving the Company. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. No Purchaser may assign any of its rights under this Agreement to any Person who is not an Affiliate of such Purchaser; provided that the Purchasers shall be permitted, without the consent of the Company, to assign all or a portion of their rights and obligations to purchase the Subordinated Notes or to consummate any Additional Purchase, and to receive a proportionate number of Warrants, to one or more co-invest vehicles under common control or management with the Purchasers, in which case such co-invest vehicle shall become party to this Agreement by the execution of a joinder hereto and each such co-invest vehicle shall thereafter constitute a “Purchaser” for all purposes hereunder as if it was a Purchaser as of the date hereof; provided, further, that any assignment pursuant to the preceding proviso shall not relieve such assigning Purchaser of its obligation to purchase the Subordinated Notes at the Initial Closing or at any Additional Closing until such Initial Closing or Additional Closing has occurred and the assignee has funded its obligations to purchase the Subordinated Notes hereunder. A Purchaser may only assign its rights under this Agreement to an Affiliate to whom such Purchaser assigns or transfers the Securities acquired hereunder; provided such transferee agrees in writing to be bound by the provisions of the Securities and the Agreement that apply to the “Purchasers”; and provided further that the provisions of Sections 4.6, 4.7, 4.13, 4.14 and 4.17 are for the sole and exclusive benefit of (i) the initial Purchasers who are signatories to this Agreement as of the Execution Date, (ii) any of their respective current or future majority-owned Subsidiaries, (iii) any controlled Affiliate, and (iv) any Affiliate of any such Purchaser that is a “business development company” as defined in the Investment Company Act of 1940, as amended, in each case, to which ownership of Securities has been transferred pursuant to the terms of this Agreement.

5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.4.

5.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury.

5.9 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities until the 18-month anniversary of the latest to occur of the Initial Closing Date or any Additional Closing Date, but in no event later than the second anniversary of the Initial Closing Date.

5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

5.12 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.13 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Agreement or any amendments hereto.

5.14 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any Purchaser upon any breach or default of any party under this Agreement shall impair any such right, power, or remedy of such holder, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5.15 Purchaser Obligations Several and not Joint. Notwithstanding anything to the contrary contained in this Agreement, all obligations and liabilities of the Purchasers, regardless of whether such obligation or liability is stated elsewhere in this Agreement to be one of an individual “Purchaser” or of all “Purchasers,” are several and not joint obligations and liabilities of each individual Purchaser.

(Signature Pages Follow)

SIGNATURE PAGE PURCHASER: FS INVESTMENT CORPORATION By: GSO / Blackstone Debt Funds Management LLC, as Sub-Adviser

By:	/s/ Marisa Beeney
Name: Marisa Beeney Title: Authorized Signatory

345 Park Avenue, 31st Floor
Address

New York, NY 10154
City, State and Zip Code

Telephone

Facsimile

Tax ID #

with a copy to:

FS Investment Corporation

Franklin Square Capital Partners

2929 Arch Street, Suite 675

Philadelphia, PA 19104

Attn: General Counsel

[Signature Page to Investment Agreement]

SIGNATURE PAGE PURCHASER: FS INVESTMENT CORPORATION II By: GSO / Blackstone Debt Funds Management LLC, as Sub-Adviser

By:	/s/ Marisa Beeney
Name: Marisa Beeney Title: Authorized Signatory

345 Park Avenue, 31st Floor
Address

New York, NY 10154
City, State and Zip Code

Telephone

Facsimile

Tax ID #

with a copy to:

FS Investment Corporation II

Franklin Square Capital Partners

2929 Arch Street, Suite 675

Philadelphia, PA 19104

Attn: General Counsel

[Signature Page to Investment Agreement]

SIGNATURE PAGE PURCHASER: FS INVESTMENT CORPORATION III By: GSO / Blackstone Debt Funds Management LLC, as Sub-Adviser

By:	/s/ Marisa Beeney
Name: Marisa Beeney Title: Authorized Signatory

345 Park Avenue, 31st Floor
Address

New York, NY 10154
City, State and Zip Code

Telephone

Facsimile

Tax ID #

with a copy to:

FS Investment Corporation III

Franklin Square Capital Partners

2929 Arch Street, Suite 675

Philadelphia, PA 19104

Attn: General Counsel

[Signature Page to Investment Agreement]

This Investment Agreement is agreed to and accepted as of November 4, 2014.

NEWSTAR FINANCIAL, INC.

By:	/s/ Robert K. Brown
	Name:	Robert K. Brown
	Title:	Head of Strategy & Corporate Development

[Signature Page to Investment Agreement]

Schedule I

Schedule of Initial Subscription Amount

Purchaser	Principal Amount of Subordinated Notes
FS Investment Corporation	$50,000,000.00
FS Investment Corporation II	$100,000,000.00
FS Investment Corporation III	$50,000,000.00
Total	$200,000,000.00

Schedule II

Schedule of Warrant Allocations

Purchaser	Number of Warrants
FS Investment Corporation	2,375,000
FS Investment Corporation II	4,750,000
FS Investment Corporation III	2,375,000
Total	9,500,000

EXHIBIT A

Form of Subordinated Note

EXHIBIT B

Form of Warrant

EXHIBIT C

Matters to be Covered by Opinion(s) of Outside Counsel

EXHIBIT D

Form of Joinder to Investment Agreement

EXHIBIT E

Form of Transfer of Registration Rights

EXHIBIT A

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD, OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR SUCH LAWS.

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED) FOR U.S. FEDERAL INCOME TAX PURPOSES. UPON WRITTEN REQUEST, THE COMPANY WILL MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THIS NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS NOTE AND (3) THE YIELD TO MATURITY OF THIS NOTE. HOLDERS SHOULD CONTACT THE COMPANY AT THE FOLLOWING ADDRESS: NEWSTAR FINANCIAL, INC., 500 BOYLSTON STREET, SUITE 1250, BOSTON, MA 02116.

NEWSTAR FINANCIAL, INC.

SUBORDINATED NOTE DUE [—], 202[—]

THIS NOTE (this “Note”) is one of a duly authorized issue of Subordinated Notes of NEWSTAR FINANCIAL, INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), designated as its Subordinated Notes due [—], 202[—]. This Note was issued pursuant to the Investment Agreement, dated as of November 4, 2014, among the Company, FS Investment Corporation, FS Investment Corporation II and FS Investment Corporation III (the “Investment Agreement”).

$[—]	[—] [—], 20

FOR VALUE RECEIVED, the Company promises to pay to [FS Investment Corporation][FS Investment Corporation II][FS Investment Corporation III] (the “Holder”), on [—], 202[—] (the “Maturity Date”), the principal amount of [            ] DOLLARS ($[—]) plus any interest added to such principal amount pursuant to Section 3(b) of this Note and to pay interest (“Interest Payments”) on the outstanding principal from time to time under this Note, at the rate of (i) 8.25% per annum (the “Cash Interest Rate”), if the Company elects to pay interest in cash pursuant to Section 3(a) of this Note, and (ii) 8.75% per annum (the “PIK Interest Rate”) if the Company elects to pay payment-in-kind interest pursuant to Section 3(b) of this Note. Interest on this Note shall accrue at the relevant interest rate on each day from and including the most recent Interest Payment Date, or, in the case of the first Interest Payment, the date of issuance of this Note, to and excluding the immediately following Interest Payment Date, or, in the case of the final Interest Payment under this Note, the Maturity Date or any earlier redemption date. Interest so accrued shall be due and payable in arrears on [—] and [—] of each year (each an “Interest Payment Date”) until the earlier of the Maturity Date or such earlier date on which this Note or any portion hereof is redeemed (solely in respect of the portion of this Note redeemed on such redemption date). If an Interest Payment Date is not a Business Day, then the Interest Payment shall be due and payable on the Business Day immediately following such Interest Payment Date and no additional interest will accrue thereon. Principal and any Interest Payments accrued since the last Interest Payment Date shall be payable in full on the earlier of the Maturity Date and any redemption date (solely in respect of the portion of this Note redeemed on such redemption date) upon presentation of this Note. Interest shall be computed on the basis of a 360-day year.

1. Person to Whom Interest, Principal and Premium is Paid. The interest, principal and premium, if any, payable on any Interest Payment Date, the Maturity Date, any Redemption Date, any Change of Control Redemption Date or any Specified Redemption Date (as the case may be) will be paid to the Holder in whose name this Note is registered as of 4:00 p.m. Eastern time on the Business Day immediately prior to the date for such payment of interest, principal or premium.

2. Place and Form of Payment. All payments of principal and interest, and premium, if any, on this Note (other than any payments of interest made in kind in accordance with and subject to Section 3(b) hereof) shall be made in the lawful money of the United States of America; provided, however, that such payment (other than any payments of interest made in kind in accordance with and subject to Section 3(b) hereof) shall be made by wire transfer delivered to an account identified in writing by the Holder. All payments shall be made without any set-off or counterclaim of any kind.

3. Interest.

(a) Cash Interest. Interest shall be payable at the Cash Interest Rate on each Interest Payment Date to the Holder of this Note on such Interest Payment Date in cash, unless the Company has elected to pay PIK Interest as provided in Section 3(b).

(b) Interest Paid in Kind. At the Company’s election, the Company may pay Interest Payments due and payable on any Interest Payment Date by increasing the principal amount of this Note by an amount equal to the Interest Payment due on such Interest Payment Date accrued at the PIK Interest Rate for the interest payment period ending on such Interest Payment Date (rounded up to the nearest whole dollar) (“PIK Interest”). Following an increase in the principal amount of this Note on an Interest Payment Date as a result of such Interest Payment being made in the form of PIK Interest, this Note will bear interest on such increased principal amount from and after such Interest Payment Date. The Company shall give written notice to the Holder of its election to make Interest Payments in-kind not less than five Business Days prior to the first Interest Payment Date with respect to which it has elected to do so. The Company may change its election to pay Interest Payments at the PIK Interest Rate by notice to the Holder, and beginning on the next Interest Payment Date following delivery of such notice, interest will no longer accrue at the PIK Interest Rate and shall instead accrue at the Cash Interest Rate. The Company is not limited in the number of times it may change its election to pay interest at the PIK Interest Rate or the Cash Interest Rate pursuant to this Section 3.

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(c) Required AHYDO Prepayments. If this Note (together with any PIK Interest thereon) would otherwise constitute “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), at the end of each “accrual period” (as defined in Section 1272(a)(5) of the Code) ending after the fifth anniversary of the Initial Issue Date (each such date, an “AHYDO Redemption Date”), the Company shall be required to redeem on or before the end of such accrual period for cash a portion of this Note then outstanding equal to the Mandatory Principal Redemption Amount (each such redemption, a “Mandatory Principal Redemption”). The redemption price for the portion of this Note redeemed pursuant to a Mandatory Principal Redemption will be 100% of the principal amount of such portion plus any accrued interest thereon through but not including the date of redemption. The “Mandatory Principal Redemption Amount” means, as of each AHYDO Redemption Date, the portion of this Note required to be redeemed to prevent this Note from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code. No partial redemption or repurchase of this Note prior to any AHYDO Redemption Date shall alter the Company’s obligation to make the Mandatory Principal Redemption with respect to the portion of this Note that remains outstanding on such AHYDO Redemption Date

4. Optional Company Redemption.

(a) Make-Whole Premium. At any time prior to the date that is three years subsequent to the date that the first Note is issued under the Investment Agreement (the “Initial Issue Date”), the Company may redeem this Note, in whole or in part, upon notice as set forth in Section 4(c), at a redemption price (the “Redemption Price”) equal to 100% of the principal amount of the portion of this Note to be redeemed plus the Make-Whole Premium as of, and accrued and unpaid interest to, but excluding, the date of redemption (the “Redemption Date”).

(b) Redemption Price. At any time on and after the date that is three years subsequent to the Initial Issue Date, the Company may redeem this Note, in whole or in part, upon notice pursuant to Section 4(c), at the Redemption Prices (expressed as a percentage of the principal amount of this Note to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to but excluding the applicable Redemption Date, if redeemed during the twelve month period beginning on the dates specified below:

Date	Percentage
3rd anniversary of the Initial Issue Date	103.00%
4th anniversary of the Initial Issue Date	101.00%
5th anniversary of the Initial Issue Date and thereafter	100.00%

(c) Notice of Redemption. The Company shall deliver a notice of redemption (the “Redemption Notice”) electronically or mailed by first class mail, postage prepaid, at least 10 but not more than 60 days before the date the Note is to be redeemed to the Holder at the Holder’s registered address or otherwise. If this Note is to be redeemed in part only, the Redemption Notice shall state the portion of the principal to be redeemed. All Redemption Notices shall state:

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(i) the Redemption Date;

(ii) the Redemption Price, including the portion thereof representing any accrued and unpaid interest;

(iii) in case this Note is to be redeemed in part only, the Redemption Notice shall state that on and after the Redemption Date, upon surrender of this Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed;

(iv) that, subject to any conditions precedent, on the Redemption Date the Redemption Price will become due and payable upon this Note, or the portion thereof to be redeemed, and that, subject to the payment of the Redemption Price, interest thereon will cease to accrue on and after said date;

(v) the place where this Note is to be surrendered for payment of the Redemption Price; and

(vi) any conditions precedent to such redemption, and that the Company may revoke the Redemption Notice if it determines that any condition precedent will not be satisfied on or prior to the Redemption Date.

(d) Any Redemption Notice may, at the Company’s discretion, be subject to one or more conditions precedent, including consummation of a financing or other transaction. The Company may revoke a Redemption Notice on or prior to the Redemption Date if it determines that any condition precedent to such redemption will not be satisfied on or prior to the Redemption Date. Subject to the satisfaction of the conditions precedent to such redemption and the Company’s right to revoke a Redemption Notice, once a Redemption Notice is sent or mailed in accordance with Section 4(c), this Note, or the applicable portion of this Note to be redeemed, shall become due and payable on the Redemption Date at the Redemption Price. The Redemption Notice, if mailed or delivered by electronic transmission in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such Redemption Notice. On and after the Redemption Date, interest shall cease to accrue on this Note or the applicable portion of this Note redeemed pursuant to this Section 4.

5. Redemption Upon Change of Control or Certain Reorganizations.

(a) In the event any (i) Change of Control or (ii) Specified Reorganization shall have occurred, the Holder (subject to Section 5(g) below in the case of a Specified Reorganization) shall have the option to require the Company to redeem this Note, in whole or in part, at the discretion of the Holder, upon notice pursuant to Section 5(d), at the relevant Redemption Prices set forth below.

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(b) Change of Control Redemption Price. The Redemption Price (the “Change of Control Redemption Price”) for any redemption of this Note at the Holder’s election pursuant to Section 5(a)(i) shall be (i) prior to the fifth anniversary of the Initial Issue Date, equal to 101% of the principal amount of that portion of this Note to be redeemed on the Change of Control Redemption Date and (ii) thereafter, equal to 100% of the principal amount of that portion of this Note to be redeemed, in each case plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable date of redemption provided below (the “Change of Control Redemption Date”).

(c) Specified Redemption Price. The Redemption Price (the “Specified Redemption Price”) for any redemption of the Note at the Holder’s election pursuant to Section 5(a)(ii) shall be the applicable Redemption Price as if the redemption were made on the Specified Redemption Date pursuant to Section 4, including, for the avoidance of doubt, (i) the Make Whole Premium if the Specified Redemption Date is to occur prior to the third anniversary of the Initial Issue Date and (ii) accrued and unpaid interest on that portion of the Note to be redeemed, if any, to, but excluding, the applicable date of redemption provided below (the “Specified Redemption Date”).

(d) Mechanics of Redemption Upon Notice of Change of Control or Specified Reorganization and Payment Upon a Change of Control or Specified Reorganization. Within 30 days of the occurrence of a Change of Control or Specified Reorganization, the Company shall deliver written notice thereof via electronic delivery or mailed by first class mail (a “Notice of Change of Control or Reorganization”) to the Holder specifying the Change of Control Redemption Price and the Change of Control Redemption Date, or the Specified Redemption Price and the Specified Redemption Date, as applicable, which shall be fixed by the Company on a Business Day no earlier than 30 days nor later than 60 days from the date the Notice of Change of Control or Reorganization is first sent or mailed, and the place where this Note may be surrendered for payment of the Change of Control Redemption Price or Specified Redemption Price, as applicable. At any time within 30 days of the date on which the Notice of Change of Control or Reorganization is first sent or mailed, the Holder may elect to have the Company redeem all or a portion of the principal amount of this Note by delivering written notice thereof (i) via electronic delivery and followed by mailing of a copy by first class mail or (ii) mailed by first class mail (a “Notice of Redemption Election”) specifying the principal amount of this Note the Holder elects to have redeemed by the Company on such Change of Control Redemption Date or Specified Redemption Date, as applicable. The Notice of Change of Control or Reorganization and Notice of Redemption Election, if mailed or delivered by electronic transmission in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such Notice of Change of Control or Reorganization or the Company receives such Notice of Redemption Election. On and after the Change of Control Redemption Date or the Specified Redemption Date, as applicable, interest shall cease to accrue on this Note or the applicable portion of this Note redeemed pursuant to this Section 5.

(e) The Company shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an offer to redeem this Note pursuant to this Section 5. To the extent that the provisions of any securities laws or regulations conflict with this Section 5, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 5 by virtue of such conflict. No part of this Section 5(e) shall relieve the Company of any of its obligations under this Section 5.

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(f) The Company shall not be required to make an offer to redeem this Note pursuant to this Section 5 if prior to the occurrence of a Change of Control or Specified Reorganization the Company has sent or mailed notice to the Holder of its election to redeem this Note in full pursuant to Section 4.

(g) The right of a Holder to require redemption of this Note pursuant to clause (ii) of Section 5(a) shall be available only for a Holder which is (i) an initial Purchaser who was a signatory to the Investment Agreement as of the execution date thereof, (ii) any of such Purchaser’s current or future majority-owned Subsidiaries, (iii) any controlled Affiliate of such Purchaser, and (iv) any Affiliate of any such Purchaser that is a “business development company” as defined in the Investment Company Act of 1940, as amended.

6. Subordination.

(a) Subordination Agreement. The Company, for itself, its successors and assigns, covenants and agrees, and the Holder by its acceptance hereof likewise covenants and agrees for itself, its successors and assigns, that, subject to the other terms and provisions of this Note, the payment of the principal of, and interest on, and all other amounts due with respect to this Note are hereby wholly subordinated and junior in right of payment, to the extent and in the manner hereinafter set forth herein, to prior payment in full of all other Indebtedness (the “Senior Indebtedness”) of the Company now or hereafter incurred; provided, however, that this Note shall rank pari passu with all other Indebtedness of the Company that expressly provides by its terms that it ranks pari passu with this Note and shall be senior to all other Indebtedness of the Company that expressly provides by its terms that it is subordinated to this Note.

(b) Dissolution, Liquidation or Reorganization. Upon (i) a total or partial liquidation or a total or partial dissolution of the Company, (ii) a reorganization, bankruptcy, insolvency, receivership of or similar proceeding relating to the Company or its property or (iii) an assignment for the benefit of creditors or marshaling of the Company’s assets and liabilities (each, a “Proceeding”):

(i) the holders of Senior Indebtedness will be entitled to receive payment in full in cash in respect of such Senior Indebtedness (including interest accruing after, or which would accrue but for, the commencement of any proceeding at the rate specified in the applicable Senior Indebtedness, whether or not a claim for such interest would be allowable or allowed) before the Holders will be entitled to receive any payment or distribution in respect of this Note, in the event of any payment or distribution of the assets or securities of the Company to creditors; and

(ii) until the Senior Indebtedness is paid in full in cash, any payment or distribution to which the Holder would be entitled but for the subordination provisions of this Section 6 will be made to holders of such Senior Indebtedness as their interests may appear, except that (x) the Holder may receive Permitted Junior Securities and (y) the principal amount of the Note may be increased by any PIK Interest amounts pursuant to Section 3(b).

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(c) Default on Designated Senior Indebtedness.

(i) The Company will not, directly or indirectly, pay any principal, premium, if any, or interest on, or other payment obligations in respect of, this Note (or pay any other obligations relating to this Note) and will not otherwise purchase, redeem, defease or retire this Note (collectively, “pay this Note”) (except (x) in the form of Permitted Junior Securities and (y) an increase in the principal amount of this Note by any PIK Interest amounts pursuant to Section 3(b)) if either of the following occurs:

(1) any Obligation in respect of any Designated Senior Indebtedness is not paid in full when due in cash (after giving effect to any applicable grace period); or

(2) any other default on Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms (the events in clauses (1) and (2) each being referred to as “Designated Payment Default”), unless and until, in either case, the Designated Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been discharged or paid in full in cash; provided, however, that the Company may pay this Note without regard to the foregoing if the Company receives written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which a Designated Payment Default has occurred and is continuing.

(ii) During the continuance of any default (other than a Designated Payment Default) (a “Non-Payment Default”) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated by the holders thereof without either further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company will not pay this Note (except (x) in the form of Permitted Junior Securities and (y) an increase in the principal amount of this Note by any PIK Interest amounts pursuant to Section 3(b)) for a period (a “Payment Blockage Period”) commencing upon the receipt by the Company of written notice (a “Blockage Notice”) of such Non-Payment Default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days after the date of receipt of such notice. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated (1) by written notice to the Company from the Person or Persons who gave such Blockage Notice, (2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing or (3) because such Designated Senior Indebtedness has been discharged or repaid in full in cash.

(iii) Notwithstanding the provisions described in Section 6(c)(ii) (but subject to the provisions contained in Section 6(c)(i) and Section 6(b)), unless the holders of such Designated Senior Indebtedness or the Representatives of such Designated Senior Indebtedness have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume paying this Note after the end of such Payment Blockage Period (including any missed payments). This Note will not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated

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Senior Indebtedness during such period; provided however, if any Blockage Notice within such 360 day period is given by or on behalf of any holders of Designated Senior Indebtedness (other than holders of Indebtedness under the Senior Credit Facility), the Representatives of holders of Indebtedness under the Senior Credit Facility may give another Blockage Notice within such period. In no event, however, may the total number of days during which any Payment Blockage Period or Periods is or are in effect exceed 179 days in the aggregate during any consecutive 360-day period, and there must be at least 181 days during any consecutive 360-day period during which no Payment Blockage Period is in effect. For purposes of this paragraph (c)(iii), no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of financial covenants during the period after the date of delivery of a Blockage Notice, that, in either case, would give rise to a Non-Payment Default pursuant to any provisions under which a Non-Payment Default previously existed or was continuing shall constitute a new Non-Payment Default for this purpose).

(d) Acceleration of Payment of this Note. If payment of this Note is accelerated because of an Event of Default, the Company will promptly notify the holders of Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness of the acceleration; provided that any failure to give such notice shall have no effect whatsoever on the provisions of this Section 6 or the obligations of the Company hereunder. If any Designated Senior Indebtedness is outstanding, the Company may not pay this Note until five Business Days after the Representatives of all such Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay this Note only if this Note otherwise permits payment at that time.

(e) When Distributions Must Be Paid Over. If a payment or distribution is made to the Holder that, due to the subordination provisions of Section 6(b) or 6(c), should not have been made to it, the Holder is required to hold it in trust for the holders of the applicable Senior Indebtedness, and pay such payment or distribution over to holders of such Senior Indebtedness, as their interests may appear.

(f) Subrogation. After all Senior Indebtedness is paid in full and until this Note is paid in full, the Holder shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Section 6 to holders of such Senior Indebtedness that otherwise would have been made to the Holder is not, as between the Company and the Holder, a payment by the Company on this Note.

(g) Relative Rights. This Section 6 defines the relative rights of the Holder and holders of Senior Indebtedness. Nothing in this Note shall:

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(i) impair, as between the Company and the Holder, the obligation of the Company, which is absolute and unconditional, to pay principal, premium, if any, and interest on the Note in accordance with its terms;

(ii) prevent the Holder from exercising its available remedies upon a default, subject to the rights of holders of Senior Indebtedness to receive payments or distributions otherwise payable to the Holder and such other rights of such holders of Senior Indebtedness as set forth herein; or

(iii) affect the relative rights of the Holder and other creditors of the Company other than their rights in relation to holders of Senior Indebtedness.

(h) Subordination May Not Be Impaired by the Company. No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with the provisions of this Note.

(i) Not to Prevent Events of Default or Limit Right to Accelerate. The failure to make a payment pursuant to this Note by reason of any provision in this Section 6 shall not be construed as preventing the occurrence of a default or an Event of Default. Nothing in this Section 6 shall have any effect on the right of the Holder to accelerate the maturity of this Note.

(j) The Holder Entitled to Rely. Upon any payment or distribution pursuant to this Section 6, the Holder shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any Proceedings are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Holder or (iii) upon the Representatives of Senior Indebtedness, in each case for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 6.

(k) Reliance by Holders of Senior Indebtedness of Subordination Provisions. The Holder by accepting this Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of this Note, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holder, without incurring responsibility to the Holder and without impairing or releasing the subordination provided in this Section 6 or the obligations hereunder of the Holder to the holders of the Senior Indebtedness, do any one or more of the following:

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(i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness, or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding;

(ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness;

(iii) release any Person liable in any manner for the payment or collection of Senior Indebtedness; and

(iv) exercise or refrain from exercising any rights against the Company or any other Person.

7. Restrictions on Transfer. The Holder of this Note shall not transfer all or any portion of this Note except in compliance with applicable securities laws. The Holder may (i) assign all or a portion of this Note to one or more of its Affiliates and (ii) assign this Note (in minimum denominations of $10,000,000 principal amount) to third parties, in each case, that are Accredited Investors, subject in each case to compliance with applicable securities and other laws. The Company may not assign or otherwise transfer any of its rights or obligations hereunder (other than to successors by operation of law pursuant to a merger, consolidation, similar business combination or otherwise) without the prior written consent of the Holder, and any attempted assignment or transfer by the Company without such consent shall be null and void. Notwithstanding the foregoing, the Company shall assign or otherwise transfer all of its rights and obligations hereunder to any new company that is the successor holding company for the Company and its businesses.

8. Defaults and Remedies.

(a) Events of Default. Each of the following items shall be considered an “Event of Default” under this Note:

(i) The Company (x) fails to make any payment of principal when due, or (y) fails to make any Interest Payment and does not cure such failure within 30 calendar days from the date such Interest Payment is due hereunder;

(ii) The Company breaches any other covenant or agreement contained in this Note, and such failure is not cured within 60 calendar days of the date on which written notice of such failure is given to the Company by the Holder;

(iii) A proceeding or case shall be commenced, without the application or consent of the Company, in any court of competent jurisdiction, seeking (w) its or its Significant Subsidiaries’ liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its or its Significant Subsidiaries’ debts, (x) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company, its Significant Subsidiaries or of all or any substantial part of its or their assets, (y) similar relief in respect of the Company or its Significant Subsidiaries under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 calendar days, or (z) an order for relief against the Company or its Significant Subsidiaries shall be entered in an involuntary case under any applicable Bankruptcy Law; and

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(iv) The Company or its Significant Subsidiaries shall (t) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (u) make a general assignment for the benefit of its creditors, (v) commence a voluntary case under any applicable Bankruptcy Law, (w) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or readjustments of debts, (x) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under any applicable Bankruptcy Law, (y) take any corporate action for the purpose of effecting any of the foregoing or (z) admit in writing its inability to generally pay its debts as they become due.

(b) Remedy for Default. Upon the occurrence of any Event of Default, for so long as such Event of Default is uncured and continuing, the Holder may declare the aggregate principal amount of the Notes then outstanding due and payable and demand immediate payment on all or a portion of this Note; provided, however, that in the event of any Event of Default described under Sections 8(a)(iii) or 8(a)(iv) with respect to the Company, the aggregate principal amount of the Note then outstanding shall immediately become due and payable without any requirement for the Holder to take any further action. If any Event of Default has occurred and is continuing, the Holder shall be entitled to exercise any other rights which the Holder may have been afforded under any contract or agreement at any time and any other rights which the Holder may have pursuant to applicable law.

9. Amendments and Waivers. This Note and the rights and obligations of the Company or the Holder hereunder may be amended only pursuant to a written agreement between the Company and the Holder. The Holder may waive compliance by the Company with certain provisions of this Note and certain past defaults under this Note and their consequences. Any such consent or waiver by Holder shall be conclusive and binding upon the Holder and upon any future Holder of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

10. Denominations, Transfer, Exchange. The transfer of this Note (which shall be restricted and only permitted as set forth herein) is registrable only upon surrender of this Note to the Company for registration of transfer in a register recording the names and addresses of the holders of the Notes and the principal and interest owed thereto pursuant to the terms of the Notes (the “Register”) at the office of the Company maintained for such purpose in Boston, Massachusetts or at such other office of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and duly executed by the Holder or his attorney duly authorized in writing and thereupon one or more new Notes, or authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees, any old Note shall be marked “cancelled” and the names of the transferees shall be recorded in the Register.

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11. Persons Deemed Owners. The Company and any agent of the Company may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Company nor any agent of the Company shall be affected by notice to the contrary.

12. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each of the Company and the Holder agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Note (whether brought against the Company, the Holder or their respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the Borough of Manhattan, City of New York. Each of the Company and the Holder hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith (including with respect to the enforcement of this Note), and hereby irrevocably waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each of the Company and the Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Person at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. Each of the Company and the Holder hereby waives all rights to a trial by jury.

13. No Waiver. No failure or delay by the Holder in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder hereunder are cumulative and are not exclusive of any rights or remedies that the Holder would otherwise have. No waiver of any provision of this Note or consent to any departure by the Company therefrom shall in any event be effective unless the same shall be modified in accordance with the terms hereof, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

14. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at [—], with respect to the Company, or to the facsimile number set forth in the Register with respect to any Holder, prior to 4:00 p.m. (Eastern time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at [—], with respect to the Company, or to the facsimile number set forth in the Register with respect to any Holder, on a day that is not a Business Day or later than 4:00 p.m. (Eastern time) on any Business Day, (c) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the Person to

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whom such notice is required to be given. The address for such notices (i) for each holder, shall be the address for such Holder set forth in the Register, and (ii) for the Company, shall be [500 Boylston Street, Suite 1250, Boston, MA 02116], or such address as the Company may change from time to time by providing notice to all registered Holders no later than 10 Business Days prior to the effective date of such change.

15. Definitions. In addition to the terms defined elsewhere in this Note, for all purposes of this Note, the following terms have the meanings set forth in this Section 15:

“Accredited Investor” has the meaning ascribed to that term in Rule 501(a) of Regulation D promulgated under the Securities Act.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser. With respect to the Purchasers, funds advised or sub-advised by GSO Capital Partners, LP (and its Affiliates) and/or Franklin Square Holdings, L.P. (and its Affiliates) shall be deemed Affiliates of the Purchasers.

“AHYDO” means Applicable High Yield Discount Obligations.

“AHDYO Redemption Date” has the meaning ascribed to that term in Section 3(c).

“Bankruptcy Law” means Title 11, U.S. Code, as amended, or any similar federal, state or foreign law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all such shares that such “person” has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

“Blockage Notice” has the meaning ascribed to that term in Section 6(c)(ii).

“Business Day” means any day except Saturday, Sunday and any day that is a day on which banking institutions in the States of New York or Massachusetts generally are authorized or required by law or other governmental actions to be closed.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

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“Capital Stock” means (a) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (b) with respect to any Person that is not a corporation or company, any and all membership, partnership or other equity interests of such Person.

“Cash Interest Rate” has the meaning ascribed to that term in the preamble hereto.

“Change of Control” means the occurrence of any of the following events:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, (i) is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company (measured by voting power rather than the number of shares), other than any such transaction in which outstanding Voting Stock of the Company is changed or exchanged for Voting Stock of the surviving Person or any parent thereof that collectively represents at least 50% of the total outstanding Voting Stock (measured by voting power rather than the number of shares) of the surviving Person or such parent immediately following such transaction (“Permitted Reorganization”) or (ii) otherwise is or acquires the right or power to, directly or indirectly, by contract or otherwise, designate a majority of the members of the Company’s board of directors (other than pursuant to revocable proxies obtained in a solicitation subject to Section 14(a) of the Exchange Act) or in a Permitted Reorganization;

(2) the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person other than the Company, a Subsidiary or any Person controlled by one or more Permitted Holders; or

(3) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution.

“Change of Control Redemption Date” has the meaning ascribed to that term in Section 5(b).

“Change of Control Redemption Price” has the meaning ascribed to that term in Section 5(b).

“Code” has the meaning ascribed to that term in Section 3(c).

“Company” has the meaning ascribed to that term in the preamble hereto.

“Designated Payment Default” has the meaning ascribed to that term in Section 6(c)(i)(2).

“Designated Senior Indebtedness” means:

(a) any Indebtedness outstanding under the Senior Credit Facility that constitutes Senior Indebtedness; and

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(b) any other Senior Indebtedness, the principal amount of which is $1,000,000 or more (or the holders thereof are committed to lend $1,000,000 or more) and that has been designated by the Company by written notice to the Holder as “Designated Senior Indebtedness.”

“Event of Default” has the meaning ascribed to that term in Section 8(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” means United States generally accepted accounting principles.

“Guaranty Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose or intent of such Person in incurring the Guaranty Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged.

“Holder” has the meaning ascribed to that term in the preamble hereto.

“Incur” means, with respect to any Indebtedness, to directly or indirectly create, incur, issue, assume, guaranty, or otherwise become directly or indirectly liable (contingently or otherwise) with respect to, such Indebtedness, and the terms “Incurred” and “Incurrence” shall have meanings correlative thereto.

“Indebtedness” means, as applied to any Person, (i) all indebtedness for borrowed money, including senior and subordinated indebtedness and corporate debt and any working capital, liquidity or subscription agreement facilities, (ii) all notes payable, bonds, debentures or similar instruments and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iii) any obligations owed for all or any part of the deferred purchase price of property or services, which purchase price is (1) due more than six months from the date of Incurrence of the obligation in respect thereof or (2) evidenced by a note or similar written instrument, (iv) all Capital Lease obligations and the present value of all future rental payments under all synthetic leases, (v) obligations under any traditional repurchase agreement financings, (vi) all Guaranty Obligations and (vii) all net obligations under Swap Agreements. The amount of any net obligations under any Swap Agreement of any Person shall, at any time of determination for purposes of this Note, equal the net amount (after taking into account any netting agreements) that such Person would be required to pay if the instruments or agreements giving rise to such obligations were terminated at such time giving effect to the current market conditions notwithstanding any contrary treatment in accordance with GAAP.

“Initial Issue Date” has the meaning ascribed to that term in Section 4(a).

“Interest Payment Date” has the meaning ascribed to that term in the preamble hereto.

“Interest Payments” has the meaning ascribed to that term in the preamble hereto.

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“Investment Agreement” has the meaning ascribed to that term in the preamble hereto.

“Make-Whole Premium” means, as of any Redemption Date, the excess, if any, of (i) the sum of (a) 103.00% of the principal amount of this Note to be redeemed, plus (b) the present value as of such Redemption Date of all interest to accrue on the principal amount of this Note to be redeemed at the Cash Interest Rate through and including the third anniversary of the Initial Issue Date (excluding accrued but unpaid interest to such Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points, over (ii) the then outstanding principal amount of this Note to be redeemed.

“Mandatory Principal Redemption” has the meaning ascribed to that term in Section 3(c).

“Mandatory Principal Redemption Amount” has the meaning ascribed to that term in Section 3(c).

“Maturity Date” has the meaning ascribed to that term in the preamble hereto.

“Non-Payment Default” has the meaning ascribed to that term in Section 6(c)(ii).

“Note” has the meaning ascribed to that term in the preamble hereto.

“Note Agreement” has the meaning ascribed to that term in the definition of Senior Credit Facility.

“Notice of Change of Control or Reorganization” has the meaning ascribed to that term in Section 5(d).

“Notice of Redemption Election” has the meaning ascribed to that term in Section 5(d).

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, if any, other monetary obligations, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and Guaranty Obligations of payment of such principal, interest, premium, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Payment Blockage Period” has the meaning ascribed to that term in Section 6(c)(ii).

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“Permitted Holders” means (i) any of Corsair Capital, LLC and Capital Z Partners, Ltd., or (ii) any Person or group of Persons that controls, is controlled by, or is under common control with, any of the foregoing, including without limitation, any fund that is an affiliate of Corsair Capital, LLC or Capital Z Partners, Ltd. and/or managed by Corsair Capital, LLC or Capital Z Partners, Ltd. or any of their affiliates.

“Permitted Junior Securities” means:

(a) Capital Stock in the Company or any direct or indirect parent of the Company (including any Capital Stock of the Company or any such direct or indirect parent of the Company after giving effect to a reorganization or restructuring thereof); or

(b) unsecured debt securities of the Company that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) at least to the same extent as, or to a greater extent than, this Note is subordinated to Senior Indebtedness pursuant to the terms hereof.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“PIK Interest” has the meaning ascribed to that term in Section 3(b).

“PIK Interest Rate” has the meaning ascribed to that term in the preamble hereto.

“Proceeding” has the meaning ascribed to that term in Section 6(b).

“Redemption Date” has the meaning ascribed to that term in Section 4(a).

“Redemption Notice” has the meaning ascribed to that term in Section 4(c).

“Redemption Price” has the meaning ascribed to that term in Section 4(a).

“Register” has the meaning ascribed to that term in Section 10.

“Representative” means any trustee, agent or representative (if any) of an issue of Senior Indebtedness.

“Securities Act” has the meaning ascribed to that term in the legend hereof.

“Senior Credit Facility” means the Second Amended and Restated Note Agreement (“Note Agreement”), dated as of May 13, 2013 (as amended by the First Amendment to the Second Amended and Restated Note Agreement, dated June 3, 2013, the Second Amendment to the Second Amended and Restated Note Agreement, dated as of March 31, 2014 and the Third Amendment and Joinder to the Second Amended and Restated Note Agreement, dated as of May 15, 2014), by and among the Company, the holders from time to time party thereto, Fortress Credit Corp., as administrative agent, and for specified sections of the Note Agreement, Fortress Credit Funding IV LP., including any notes, guarantees, collateral and security documents, instruments, agreements, waivers and consents executed from time to time in connection therewith,

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and, in each case, as amended, restated, amended and restated, extended, renewed, refunded, replaced (whether upon or after termination or otherwise), refinanced, restructured, supplemented, modified or otherwise changed, in each case, in whole or in part (including in the form of multiple agreements), from time to time, and without limitation as to amount, terms, conditions, covenants and other provisions, with the same or different lenders or agents (including increasing the amount loaned thereunder).

“Senior Indebtedness” has the meaning ascribed to that term in Section 6(a).

“Significant Subsidiary” means a Subsidiary that would be considered a “significant subsidiary” as that term is defined in the rules and regulations issued by the Commission, including, but not limited to, those Significant Subsidiaries listed on Schedule 3.1(a) to the Investment Agreement. For purposes of this definition, “Subsidiary” means any Person that is controlled by another Person, and for purposes of this definition, a Person controls another Person if it (i) owns, controls, or holds the power to vote a majority of the voting securities of such other Person (irrespective of whether at the time the capital stock of any other class or classes of such Person shall or may have voting power upon the occurrence of a contingency), (ii) controls in any manner the election of a majority of the other Person’s board of directors (or equivalent positions), or (iii) has a majority of the general partner, managing member or similar interests outstanding of such Person.

“Specified Reorganization” means any reorganization, merger, sale, conveyance, transfer, lease, transaction, agreement or other arrangement occurring on or after the date of the issuance of this Note which results in the Company or any of its controlled Affiliates becoming, or being required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

“Specified Redemption Date” has the meaning ascribed to that term in Section 5(c).

“Specified Redemption Price” has the meaning ascribed to that term in Section 5(c).

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“Treasury Rate” means as of any Redemption Date of this Note the yield to maturity at the time of computation of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such statistical release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date to the third anniversary of the Initial Issue Date; provided, however,

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that if the period from the Redemption Date to the third anniversary of the Initial Issue Date is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of U.S. Treasury securities for which such yields are given, except that if the period from the Redemption Date to the third anniversary of the Initial Issue Date is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year will be used.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Warrants” means any and all warrants to purchase shares of common stock of the Company issued pursuant to the Investment Agreement.

[SIGNATURE PAGE FOLLOWS]

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SIGNATURE

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: [—] [—], 201[—]	NEWSTAR FINANCIAL, INC.

By:
Name:
Title:

Subordinated Note Signature Page

Exhibit B

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD, OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN AN INVESTMENT AGREEMENT. THE COMPANY WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF SUCH INVESTMENT AGREEMENT, AS IN EFFECT ON THE DATE OF MAILING, WITHOUT CHARGE, AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR.

FORM OF WARRANT

to purchase

[—]

Shares of Common Stock

NEWSTAR FINANCIAL, INC.

a Delaware Corporation

Issue Date: [            ], 201[—]

1. Definitions. When used herein the following terms shall have the meanings indicated.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person. With respect to an Investor, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Investor will be deemed to be an Affiliate of such Investor.

“Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Company and one by the Warrantholder (or if there is more than one Warrantholder, a majority in interest of Warrantholders), shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within fifteen (15) days after the Appraisal Procedure is invoked. If within thirty (30) days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within ten (10) days thereafter by the mutual consent of such first two appraisers or, if such first two appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in the appraisal of the subject matter to be appraised. The decision of the third appraiser so appointed and chosen shall be given within thirty (30) days after the selection of such third appraiser. If three (3) appraisers shall be appointed and the determination of one (1)

appraiser is disparate from the middle determination of the three (3) appraisers by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two (2) determinations shall be averaged and such average shall be binding and conclusive on the Company and the Warrantholder; otherwise, the average of all three (3) determinations shall be binding and conclusive on the Company and the Warrantholder. The costs of conducting any Appraisal Procedure shall be borne by the Company.

“Beneficially Own,” “Beneficially Owned,” or “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act.

“Beneficial Ownership Limitation” means 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant.

“Board” means the Board of Directors of the Company.

“Business Combination” means a merger, consolidation, reorganization, statutory share exchange or similar transaction, including where the Company is not the surviving corporation, and any sale, transfer or other disposal of all or substantially all of the Company’s property, assets or business to another corporation or entity.

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the States of New York or Massachusetts generally are authorized or required by law or other governmental actions to be closed.

“Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all membership, partnership or other equity interests of such Person.

“Cashless Exercise” has the meaning given to it in Section 3(A).

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any other class of securities into which such securities may hereafter be exchanged, reclassified or changed.

“Common Stock Equivalent” means any securities of the Company or its Subsidiaries that would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants, stock appreciation rights, restricted stock units or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” means NewStar Financial, Inc., a Delaware corporation.

“Convertible Securities” shall mean evidence of indebtedness, shares of stock or other securities that are convertible into or exchangeable for, with or without payment of additional consideration in cash or property, shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

“Delaware Court” has the meaning given to it in Section 14.

“Designated Office” has the meaning given to it in Section 19.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exercise Price” means $12.62, subject to adjustment from time to time in accordance with Section 13.

“Expiration Time” has the meaning given to it in Section 3(A).

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board, acting reasonably and in good faith. If the Warrantholder does not accept the Board’s calculation of Fair Market Value and the Warrantholder and the Company are unable to agree on Fair Market Value, the procedures described in Section 15 shall be used to determine Fair Market Value.

“Group” means a “group” within the meaning of Section 13(d)(3) of the Exchange Act.

“Initial Number” has the meaning given to it in Section 13(D).

“Investor” means [FS Investment Corporation][FS Investment Corporation II][FS Investment Corporation III], a Maryland corporation, or any of its successors or transferees (subject to the requirements of the Investment Agreement).

“Investment Agreement” means the investment agreement, dated as of November 4, 2014, among the Company, FS Investment Corporation, FS Investment Corporation II and FS Investment Corporation III.

“Investment Agreement Date” means November 4, 2014, the date of the execution of the Investment Agreement.

“Market Disruption Event” means:

(a) a failure by the principal market on which the Common Stock is listed or approved for trading to open for trading during its regular trading session; or

(b) the occurrence or existence for more than a one half-hour period in the aggregate on any Scheduled Trading Day of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the principal market on which the Common Stock is listed or approved for trading or otherwise) in the shares of the Common Stock or in any options, contracts or future contracts relating to shares of the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such day.

“Market Price” of the Common Stock (or other relevant Capital Stock or equity interest) on any date of determination means the closing sale price or, for any day where no closing sale price is reported the last reported sale price, of the shares of the Common Stock (or other relevant Capital Stock or equity interest) on the NASDAQ Global Market for the last Trading Day immediately prior to such date of determination. If the Common Stock (or other relevant Capital Stock or equity interest) is not traded on the NASDAQ Global Market on the Trading Day prior to the date of determination, the Market Price of the Common Stock (or other relevant Capital Stock or equity interest) on such Trading Day means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant Capital Stock or equity interest) is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant Capital Stock or equity interest) is so listed or quoted, or if the Common Stock (or other relevant Capital Stock or equity interest) is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock (or other relevant Capital Stock or equity interest) in the over-the-counter market as reported by Pink OTC Markets or similar organization, or, if that bid price is not available, the market price of the Common Stock (or other relevant Capital Stock or equity interest) on the applicable Trading Day as determined by a nationally recognized independent investment banking firm retained by the Company and reasonably acceptable to the Warrantholder for this purpose.

“Maximum Voting Power” means, at the time of determination of the Maximum Voting Power, the total number of votes which may be cast in respect of all capital stock of the Company on matters generally submitted to the holders of the Company’s capital stock for a vote.

“Permitted Transfers” has the meaning given to it in Section 13(D).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pink OTC Markets” means the OTC Markets Group Inc. electronic inter-dealer quotation system, including OTCQX, OTCQB and OTC Pink.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading; provided, that if the Common Stock is not listed or traded, “Scheduled Trading Day” shall mean any Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” has the meaning given to it in Section 2.

“Stock Purchase Rights” shall mean any options, warrants or other securities or rights to subscribe to or exercisable for the purchase of shares of Common Stock or Convertible Securities, whether or not immediately exercisable.

“Stockholder Approval” has the meaning set forth in the Investment Agreement.

“Subsidiary” and collectively, “Subsidiaries,” means any Person that is controlled by another Person. For purposes of this definition, a Person controls another Person if it (i) owns, controls, or holds the power to vote a majority of the voting securities of such other Person (irrespective of whether at the time the capital stock of any other class or classes of such Person shall or may have voting power upon the occurrence of a contingency), (ii) controls in any manner the election of a majority of the other Person’s board of directors (or equivalent positions), or (iii) has a majority of the general partner, managing member or similar interests oustanding of such Person.

“Trading Day” means a day on which (a) there is no Market Disruption Event and (b) trading in the Common Stock generally occurs on the NASDAQ Global Market, or if the Common Stock is not listed on the NASDAQ Global Market, then as generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then traded; provided, that if the Common Stock is not so listed or traded, “Trading Day” shall mean any Business Day.

“Warrantholder” has the meaning given to it in Section 2.

“Warrant” means this Warrant, issued to the Investor pursuant to the Investment Agreement.

2. Number of Shares; Exercise Price. This certifies that, for value received, Investor (the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, up to an aggregate of [—] fully paid and nonassessable shares of Common Stock (the “Shares”), at a purchase price equal to the Exercise Price per Share. The number of Shares and the Exercise Price are subject to adjustment as provided herein, and all references to “Shares,” “Common Stock” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3. Exercise of Warrant; Term.

(A) Subject to Sections 3(C) and 13(G), the right to purchase the Shares represented by this Warrant is exercisable, in whole or in part by the Warrantholder in its sole discretion, at any time or from time to time between the date hereof and 5:00 p.m., Eastern time on the tenth anniversary of the Investment Agreement Date (such anniversary, the “Expiration Time”), by (i) the surrender of this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the Warrantholder, at the Company’s Designated Office, and (ii) payment of the aggregate Exercise Price for the Shares thereby purchased either (x) by tendering such amount in cash, by certified or cashier’s check payable to the order of the Company, or by wire transfer of immediately available funds to an account designated by the Company or (y) by instructing the Company to withhold a number of Shares issuable upon exercise of this Warrant equal in value to the aggregate Exercise Price as to which this Warrant is so exercised based on the average of the Market Prices of the Common Stock on the ten (10) Trading Days prior to the date on which this Warrant and the Notice of Exercise are delivered to the Company (a “Cashless Exercise”). Notwithstanding the foregoing, at least three (3) Business Days prior to the delivery of any Notice of Exercise the Warrantholder shall notify the Company of its intent to exercise the Warrant, the date it proposes to exercise the Warrant and whether it intends to pay the aggregate Exercise Price in cash or pursuant to a Cashless Exercise. The Company shall have the option, by giving notice to the Warrantholder by 4:00 p.m. Eastern time on the Business Day before the proposed exercise date, to have such exercise of this Warrant settled pursuant to a Cashless Exercise. If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Company, and the Company shall deliver, within a reasonable time, and in any event not exceeding five (5) Business Days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised.

(B) The Company shall not effect any exercise of this Warrant, and the Warrantholder shall not have the right to exercise any portion of this Warrant, to the extent that after giving effect to such exercise the Warrantholder (together with the Warrantholder’s Affiliates, and any other Persons acting as a group together with the Warrantholder or any of the Warrantholder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Warrantholder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, non-exercised portion of this Warrant beneficially owned by the Warrantholder or any of its Affiliates and (ii) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company (including, without limitation, any Common Stock Equivalent, subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Warrantholder or any of its Affiliates). Except as set forth in the preceding sentence, for purposes of this Section 3(B), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, it being acknowledged by the Warrantholder that the Company is not representing to the Warrantholder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Warrantholder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 3(B) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Warrantholder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Warrantholder, subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined by the Warrantholder in accordance with Section 13(d) of the Exchange Act, and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 3(B), in determining the number of outstanding Shares, the Warrantholder may rely on the number of outstanding shares of Common Stock as reflected in (a) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (b) a more recent public announcement by the Company or (c) a more recent written notice by the Company setting forth the number of shares of Common Stock outstanding.

Upon the written request of a Warrantholder, the Company shall, within three (3) Trading Days confirm orally and in writing to the Warrantholder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Warrantholder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The Warrantholder, upon not less than sixty-one (61) days prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 3(B), provided that the Beneficial Ownership Limitation in no event exceeds 24.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Warrantholder and the provisions of this Section 3(B) shall continue to apply. Any such increase or decrease will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(B) to correct this paragraph or any portion hereof which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation, and the Purchasers shall provide notice to the Company of any such changes or supplements. The limitations contained in this paragraph shall apply to a successor holder of this Warrant. For all purposes of this Section 3(B), the Warrantholder shall provide the Company from time to time, following a request from the Company, with a schedule showing its calculation of the Beneficial Ownership Limitation and the Company shall be entitled to rely conclusively on the most recent such schedule so provided to it.

(C) Notwithstanding any other provision of this Warrant, prior to the receipt of Stockholder Approval, this Warrant shall not be exercisable to purchase Warrant Shares if, and to the extent that, following such exercise either (i) the aggregate voting power of such Warrantholder (or any Group including such Warrantholder), including upon exercise of Warrants or other Common Stock Equivalents, would exceed 19.99% of the Maximum Voting Power or (ii) such Warrantholder (or any Group including such Warrantholder) would Beneficially Own more than 19.99% of the then outstanding shares of Common Stock or of the outstanding shares of Common Stock immediately prior to the execution of the Investment Agreement or the issuance of this Warrant. The foregoing shall not prohibit the Warrantholder from exercising this Warrant in part, so long as such partial exercise would not otherwise violate clauses (i) or (ii) above. Effective immediately upon receipt of the Stockholder Approval, the limitations set forth in this Section 3(C) shall terminate.

4. Issuance of Shares; Authorization; Listing. Certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons within a reasonable time, not to exceed five (5) Business Days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant. The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 and all other provisions of this Warrant will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Shares will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price in accordance with Section 3 are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date. The Company will at all times reserve and keep available, in the case of Common Stock, out of its authorized but unissued Common Stock solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock then issuable upon exercise of this Warrant.

5. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant. In lieu of any fractional Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Market Price of the Common Stock on the date of exercise multiplied by such fraction, rounded to the nearest whole cent.

6. No Rights as Shareholders. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company prior to the date of exercise hereof.

7. Charges, Taxes and Expenses. Issuance of certificates for Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that if and to the extent such issue or transfer tax is due solely because the Warrantholder has requested that the Shares be issued in a name other than that of the Warrantholder or an Affiliate of the Warrantholder, then such taxes shall be paid by such Warrantholder, and the Company shall not be required to issue or deliver any stock certificate representing the Shares unless and until such Warrantholder shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

8. Transfer/Assignment. The Warrantholder may transfer or assign this Warrant in accordance with the provisions contained in the Investment Agreement. Any transfer or assignment shall be made upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of the transferee, upon surrender of this Warrant, duly endorsed, to the Company’s Designated Office. All expenses and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Company; provided, however, that the Company shall not be obligated to pay any issue or transfer taxes in respect of the preparation, execution and delivery of such new warrants pursuant to this Section 8.

9. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares. The Company shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the Company’s Designated Office, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

10. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of an indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.

12. Rule 144 Information. The Company covenants that it will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the Commission thereunder (or, if the Company is not required to file such reports under the Securities Act or the Exchange Act, it will, upon the request of any Warrantholder, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will use its reasonable best efforts to take such further action as any Warrantholder may reasonably request, all to the extent required from time to time to enable such holder to sell the Warrants without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any successor rule or regulation hereafter adopted by the Commission. Upon the written request of any Warrantholder, the Company will deliver to such Warrantholder a written statement that it has complied with such requirements.

13. Adjustments and Other Rights. The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided, that no single event shall be subject to adjustment under more than one sub-section of this Section 13 to the extent it would result in duplicative adjustments.

(A) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (i) declare a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares or (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive after such date had this Warrant been exercised immediately prior to such date. In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for such dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of Shares issuable upon exercise of this Warrant determined pursuant to the immediately preceding sentence.

(B) Other Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (or any successor security interests) (i) of shares of any class other than its Common Stock, (ii) of evidence of indebtedness of the Company or any Subsidiary, (iii) of assets or cash (excluding dividends or distributions referred to in Section 13(A)), or (iv) of rights or warrants (other than in connection with the adoption of a shareholder rights plan), in each such case, the Exercise Price in effect prior thereto shall be reduced immediately thereafter to the price determined by dividing (x) an amount equal to the difference resulting from (1) the number of shares of Common Stock outstanding on such record date multiplied by the Exercise Price per Share on such record date, less (2) the cash and/or Fair Market Value of such shares, evidences of indebtedness, assets, rights or warrants to be so distributed, by (y) the number of shares of Common Stock outstanding on such record date; such adjustment shall be made successively whenever such a record date is fixed. In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. In the event that such distribution is not so made, the Exercise Price and the number of Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board determines not to distribute such shares, evidences of indebtedness, assets, cash, rights or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed.

(C) Business Combinations. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 13(A)), the Warrant shall thereafter be exercisable for the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to the consummation of such Business Combination or reclassification would have been entitled upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. In determining the kind and amount of stock, securities or the property receivable upon consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Warrantholder shall also be entitled to make such an election at the time of such election by other holders of Common Stock, which election, once made, shall be irrevocable and binding upon all future holders of this Warrant. The Company shall cause any successor entity in a Business Combination in which the Company is not the survivor to assume in writing all of the obligations of the Company under this Warrant, the Investment Agreement and the Note in accordance with the provisions of this Section 13(C) pursuant to written agreements in form and substance reasonably satisfactory to the Warrantholder and approved by the Warrantholder (without unreasonable delay) prior to such Business Combination.

Notwithstanding anything to the contrary, in the event of a Business Combination that is a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act and of which the Company has not provided the Warrantholder with at least sixty-five (65) days prior written notice of the applicable record date or such other date on which an election as to the kind or amount of consideration receivable must be made, or in connection with which rights attach to the Common Stock, the Company or any successor shall, at the Warrantholder’s option, exercisable at any time prior to, and to be consummated concurrently with, the consummation of the Business Combination, purchase this Warrant from the Warrantholder by paying to the Warrantholder an amount of cash equal to the Fair Market Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Business Combination.

(D) Certain Issuances of Common Stock or Convertible Securities. If the Company shall issue any shares of Common Stock or Convertible Securities (other than in Permitted Transactions (as defined below) or a transaction to which Section 13(A) is applicable) without consideration or at a consideration per share (or having a conversion price per share) that is less than 90% of the Market Price on the last Trading Day preceding the date of the agreement on pricing such shares (or such Convertible Securities) then, in such event:

(i) the number of Shares issuable upon the exercise of this Warrant immediately prior to the date of the agreement on pricing of such shares (or of such Convertible Securities) (the “Initial Number”) shall be increased to the number obtained by multiplying the Initial Number by a fraction (a) the numerator of which shall be the sum of (x) the number of shares of Common Stock of the Company outstanding on such date and (y) the number of additional shares of Common Stock issued (or into which Convertible Securities may be exercised or converted) and (b) the denominator of which shall be the sum of (I) the number of shares of Common Stock outstanding on such date and (II) the number of shares of Common Stock which the aggregate consideration receivable by the Company for the total number of shares of Common Stock so issued (or into which Convertible Securities may be exercised or convert) would purchase at the Market Price on the last Trading Day preceding the date of the agreement on pricing such shares (or such Convertible Securities); and

(ii) the Exercise Price payable upon exercise of this Warrant shall be adjusted by multiplying such Exercise Price in effect immediately prior to the date of the agreement on pricing of such shares (or of such Convertible Securities) by a fraction, the numerator of which shall be the number of shares of Common Stock issuable upon exercise of this Warrant prior to such date and the denominator of which shall be the number of shares of Common Stock issuable upon exercise of this Warrant immediately after the adjustment described in clause (i) above.

For purposes of the foregoing, the aggregate consideration receivable by the Company in connection with the issuance of such shares of Common Stock or Convertible Securities shall be deemed to be equal to the sum of the net offering price (including the Fair Market Value of any non-cash consideration and after deduction of any related expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon exercise or conversion of any such Convertible Securities into shares of Common Stock; and “Permitted Transactions” shall mean issuances (a) as consideration for or to fund the acquisition of other companies, businesses and/or assets, including in connection with any merger, consolidation, joint venture formation or other business combination, (b) in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by the Board, and (c) in connection with a public or broadly marketed offering and sale of Common Stock or Convertible Securities for cash conducted by the Company or its affiliates pursuant to registration under the Securities Act or Rule 144A. Any adjustment made pursuant to this Section 13(D) shall become effective immediately upon the date of such issuance.

(E) Notice of Certain Events. If the Company determines to take any of the actions covered by paragraph (B) above, it shall give the Warrantholder at least five Business Days prior written notice of the proposed record date therefor in order to enable the Warrantholder to elect to exercise this Warrant, in whole or in part, on or prior to such record date.

(F) Rounding of Calculations; Minimum Adjustments. The adjustments required by this Section 13 shall be made whenever and as often as any specified event requiring an adjustment pursuant to this Section 13 shall occur, except that no adjustment of the Exercise Price or the number of Warrant Shares purchasable upon exercise of the Warrants that would otherwise be required shall be made unless and until such adjustment either by itself or together with all other adjustments pursuant to this Section 13 not previously made as a result of this Section 13(F) increases or decreases by at least one percent (1%) the Exercise Price or the number of Warrant Shares purchasable upon exercise of the Warrants immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 13 and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing adjustments under this Section 13, fractional interests in Common Stock shall be taken into account to the nearest one-hundredth of a share.

(G) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 13 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Warrantholder of this Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Company upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(H) Statement Regarding Adjustments. Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in this Section 13, the Company shall forthwith file at the Designated Office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Warrantholder at the address appearing in the Company’s records.

(I) Notice of Adjustment Event. In the event that the Company shall propose to take any action of the type described in this Section 13 (but only if the action of the type described in this Section 13 would result in an adjustment in the Exercise Price or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall give notice to the Warrantholder, in the manner set forth in this Section 13(I), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least fifteen (15) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(J) Proceedings Prior to Any Action Requiring Adjustment. Prior to the taking of any action which would require an adjustment pursuant to this Section 13, the Company shall use its reasonable best efforts to take such actions, including obtaining regulatory, NASDAQ or stockholder approvals or exemptions, to ensure that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the Warrantholder is entitled to receive upon exercise of this Warrant pursuant to this Section 13.

(K) Adjustment Rules. Any adjustments pursuant to this Section 13 shall be made successively whenever an event referred to herein shall occur. If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below the par value of the Common Stock, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock.

14. Governing Law. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of the State of Delaware and for all purposes shall be construed in accordance with and governed by the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, without giving effect to conflict of laws principles. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) may be commenced in courts of the State of Delaware and the federal courts located in the State of Delaware and the County of New Castle, including any appellate courts therefrom (each, a “Delaware Court”). Each party hereby irrevocably submits to the jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury. If any party shall commence an action or proceeding to enforce any provisions of this Warrant, then the substantially prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

15. Contest and Appraisal Rights. Upon each determination of Fair Market Value hereunder, the Company shall promptly give notice thereof to the Warrantholder, setting forth in reasonable detail the calculation of such Fair Market Value, and the method and basis of determination thereof, as the case may be. If the Warrantholder (or if there is more than one Warrantholder, a majority in interest of Warrantholders) shall disagree with such determination and shall, by notice to the Company given within fifteen (15) days after the Company’s notice of such determination, elect to dispute such determination, such dispute shall be resolved in accordance with this Section 15. In the event that a determination of Fair Market Value is disputed, such dispute shall be resolved through the Appraisal Procedure.

16. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only, in the case of an amendment, with the written consent of the Company and the Warrantholder, or in the case of a waiver, by the party against whom the waiver is to be effective.

17. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 4:00 p.m. (Eastern time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 4:00 p.m. (Eastern time) on any Business Day, (c) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth below:

If to the Company, to:

NewStar Financial, Inc.
500 Bolyston Street, Suite 1250
Boston, MA 02116
Attn:	[—]
Facsimile:	[—]

with copies to (which copy alone shall not constitute notice):

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attn:	Lee Meyerson
Facsimile:	(212) 455-2502

If to the Warrantholder.:

[—]
[—]
[—]
Attn:	[—]
Facsimile:	[—]

with copies to (which copy alone shall not constitute notice):

Sidley Austin LLP
One South Dearborn
Chicago, IL 60603
Attn:	Anthony J. Ribaudo Sean M. Carney
Facsimile:	(312) 853-7036

18. Prohibited Actions. The Company agrees that it will not take any action which would entitle the Warrantholder to an adjustment of the Exercise Price if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Common Stock then authorized by its certificate of incorporation.

19. Office of the Company. As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency, which may be the principal executive offices of the Company (the “Designated Office”), where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant. Such Designated Office shall initially be the office of the Company at 500 Boylston Street, Suite 1250, Boston, MA 02116. The Company may from time to time change the Designated Office to another office of the Company or its agent within the United States by notice given to all registered holders of Warrants at least ten (10) Business Days prior to the effective date of such change.

20. Non-Waiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Company or the Warrantholder shall operate as a waiver of such right or otherwise prejudice the rights, powers or remedies of such Person.

21. Limitation of Liability. No provision hereof, in the absence of affirmative action by the Warrantholder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Warrantholder hereof, shall give rise to any liability of the Warrantholder to pay the Exercise Price for any Warrant Shares other than pursuant to an exercise of this Warrant or any liability as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

22. Specific Performance. Each Warrantholder and/or owner of Warrant Shares, in addition to being entitled to exercise its rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights provided under this Warrant without any requirement to post a bond or other security as a condition of relief. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees, in an action for specific performance, to waive the defense that a remedy at law would be adequate.

23. Entire Agreement. This Warrant and the forms attached hereto, together with the Investment Agreement and the schedules and exhibits thereto, contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer.

Dated: [                    ], 201[5]

NEWSTAR FINANCIAL, INC.

By:
Name:
Title:

[WARRANTHOLDER]

By:
Name:
Title:

[Signature Page to Warrant]

[Form Of Notice Of Exercise]

Date:

TO:	NewStar Financial, Inc.

RE:	Election to Subscribe for and Purchase Common Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant. The undersigned, in accordance with Section 3 of the Warrant, [herewith makes payment of the aggregate Exercise Price for such shares of Common Stock in the manner set forth below][requests that the Company withhold the number of shares of Common Stock receivable by the undersigned in accordance with the Cashless Exercise option specified in Section 3 of this Warrant]. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, should be issued in the name set forth below. If the new warrant is being transferred, an opinion of counsel is attached hereto with respect to the transfer of such warrant.

Number of Shares of Common Stock:

Method of Payment of Exercise Price:

Name and Address of Person to be
Issued New Warrant:

Holder:

By:

Name:

Title:

Exhibit C

Matters to be Covered by Opinion(s) of Outside Counsel

1. The Company is validly existing and in good standing as a corporation under the law of the State of Delaware and has the corporate power and authority to conduct its business.

2. The Investment Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

3. The Subordinated Notes have been duly authorized, executed and issued by the Company and, upon payment and delivery in accordance with the Investment Agreement, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

4. The Warrants have been duly authorized, executed and issued by the Company and, upon payment and delivery in accordance with the Investment Agreement, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

5. The Warrant Shares initially issuable upon the exercise of the Warrants have been duly authorized and reserved for issuance by the Company and, when issued and delivered upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

6. No consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or, to our knowledge, any federal or New York court or any Delaware court acting pursuant to the Delaware General Corporation Law is required for the issue and sale of the Subordinated Notes and Warrants by the Company, the issuance of the Warrant Shares initially issuable by the Company upon exercise of the Warrants in accordance with the terms of the Warrants and the compliance by the Company with the provisions of the Investment Agreement, except that it is understood that no opinion is given in this paragraph 6 with respect to any federal or state securities law or any rule or regulation issued pursuant to any federal or state securities law.

7. Subject to the accuracy of the Purchasers’ representations set forth in Section 3.2 of the Investment Agreement, no registration under the Securities Act of 1933, as amended (the “Securities Act”), of the Subordinated Notes or the Warrants is required for the offer and sale of the Subordinated Notes and the Warrants by the Company to the Purchasers solely in the manner contemplated by the Investment Agreement.

8. Subject to the accuracy of the Purchasers’ representations set forth in Section 3.2 of the Investment Agreement, no qualification of an Indenture under the Trust Indenture Act of 1939, as amended, is required for the offer and sale of the Subordinated Notes by the Company to the Purchasers solely in the manner contemplated by the Investment Agreement.

9. The execution, delivery and performance by the Company of the Investment Agreement, Subordinated Notes and Warrants and the issuance, sale and delivery of the Warrant Shares pursuant to the Warrants will not (a) violate any provision of the Certificate of Incorporation or Bylaws, (b) result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in or permit the termination or modification of, any financing agreement or instrument that is included as an exhibit to the SEC Reports, or (c) violate any federal, New York or Massachusetts law or any order, writ, judgment or decree known to us to which the Company is a party or is subject.

10. Neither the Company nor any of its controlled Affiliates is registered, or required to be registered, as an “investment company” pursuant to Section 8 of the Investment Company Act of 1940, as amended.

2

Exhibit D

FORM OF JOINDER TO INVESTMENT AGREEMENT

This Joinder (the “Joinder”), dated                                 , 20[—], is delivered to NewStar Financial, Inc., a Delaware corporation (the “Company”), by the undersigned (the “Transferee”) pursuant to the terms of the Investment Agreement, dated as of November 4, 2014 (the “Investment Agreement”), by and among the Company and the Purchasers party thereto (as defined in the Investment Agreement). Capitalized terms used but not defined in this Joinder have the meanings given to such terms in the Investment Agreement.

WHEREAS, pursuant to the terms of the Investment Agreement, a Purchaser is entitled to assign certain of its rights and obligations under the Investment Agreement and/or transfer Warrants acquired by such Purchaser under the Investment Agreement, and any Warrant Shares acquired upon exercise of such Warrants, to certain Persons specified in the Investment Agreement so long as such Persons enter into a joinder to the Investment Agreement; and

WHEREAS, [PURCHASER] (the “Transferor”) desires to [transfer Warrants and/or Warrant Shares to the Transferee pursuant to Section 4.1(a) of the Investment Agreement][assign certain of its rights and obligations under the Investment Agreement to the Transferee pursuant to Section 5.6 of the Investment Agreement].

NOW, THEREFORE, in consideration of the foregoing recitals and mutual promises hereinafter set forth, the undersigned hereto agrees as follows:

1.	The Transferee acknowledges that it has received and reviewed a complete copy of the Investment Agreement.

2.	The Transferee makes each of the representations and warranties to the Company as are set forth in Section 3.2(c) of the Investment Agreement as though each reference to “Purchaser” therein were to the Transferee, such representations and warranties were made as of the date hereof and any reference to [“Securities,”] “Warrants” and/or “Warrant Shares” refers to those [Securities,] Warrants and/or Warrant Shares to be [issued and/or][transferred] to it.

3.	The Transferee hereby represents and warrants to the Company that the Transferee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, this Joinder has been duly authorized by all necessary corporate or other entity action of the Transferee. This Joinder has been duly executed and delivered by the Transferee, and is a valid and legally binding agreement of the Transferee, enforceable against the Transferee in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or to general equity principles.

4.	Except with respect to those rights that are for the sole and exclusive benefit of the initial Purchasers who are signatories to the Investment Agreement as of the Execution Date, and which, accordingly, are not transferred by this Joinder, the Transferee agrees to be bound by all the terms, provisions and conditions contained in Article IV (other than Section 4.9 with respect to any Transferee that is not an Affiliate of the Transferor) and Article V[, and, if such assignment is being made pursuant to Section 5.6 of the Investment Agreement and occurs before the Initial Closing or any Additional Closing, the Transferor’s obligation to purchase the applicable Securities pursuant to Article II of the Investment Agreement,] applicable to the Transferor to the same extent as the Transferor.

5.	This Joinder may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

[Signature pages follow]

2

Very truly yours, [TRANSFEREE]

By:
Name:
Title:

Address

City, State and Zip Code

Telephone

Facsimile

Tax ID #

[Signature Page to Joinder to Investment Agreement]

Accepted and acknowledged: NEWSTAR FINANCIAL, INC.

By:
Name:
Title:

[Signature Page to Joinder to Investment Agreement]

Exhibit E

REGISTRATION RIGHTS ASSIGNMENT AGREEMENT

This Registration Rights Assignment Agreement (this “Assignment Agreement”) is made this                  day of                 , 20    , by and between                      (the “New Stockholder”) and NewStar Financial, Inc. (the “Company”), pursuant to Section 4.11(h) of the Investment Agreement, dated as of November 4, 2014 (the “Investment Agreement”), by and among the Company and the Purchasers party thereto. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Investment Agreement.

W I T N E S S E T H:

WHEREAS, the Company has agreed to provide certain registration rights to the Purchasers with respect to the Registrable Securities as set forth in the Investment Agreement;

WHEREAS, the New Stockholder has acquired Registrable Securities directly or indirectly from a Purchaser; and

WHEREAS, the Company and the Purchasers have required in the Investment Agreement that all persons desiring registration rights pursuant to the Investment Agreement must enter into this Assignment Agreement binding the New Stockholder to the applicable provisions of the Investment Agreement to the same extent as if it were an original party thereto;

NOW, THEREFORE, in consideration of the mutual promises of the parties, the New Stockholder acknowledges that it has received and read the Investment Agreement and that the New Stockholder shall be bound by, and shall have the benefit of, all of the terms and conditions set out in Section 4.11 of the Investment Agreement to the same extent as if it were an original party to the Investment Agreement (or as otherwise provided therein) and shall be deemed to be a Purchaser thereunder with respect to such Section 4.11 of the Investment Agreement.

[Signature Pages follow]

IN WITNESS WHEREOF, the party hereto has caused this Addendum Agreement to be duly executed and attested, as of the date first above written

[NEW STOCKHOLDER]

By:
Name:
Title:

Address

City, State and Zip Code

Telephone

Facsimile

Tax ID #

[Signature Page to Registration Rights Assignment Agreement]

Accepted and acknowledged: NEWSTAR FINANCIAL, INC.

By:
Name:
Title:

[Signature Page to Registration Rights Assignment Agreement]